Exhibit 4.13

CLIFFORD CHANCE LLP

Execution Version

DATED 7 MARCH 2014

MOBILE TELESYSTEMS OPEN JOINT STOCK COMPANY

AS BORROWER

CITIBANK EUROPE PLC

AS BOOKRUNNER

CITIBANK EUROPE PLC

AS MANDATED LEAD ARRANGER

CITIBANK EUROPE PLC

AB SVENSK EXPORTKREDIT (PUBL)

AS LEAD ARRANGERS

CITIBANK INTERNATIONAL PLC

AS FACILITY AGENT

CITIBANK INTERNATIONAL PLC

AS EKN AGENT

AND

CITIBANK EUROPE PLC

AB SVENSK EXPORTKREDIT (PUBL)

AS ORIGINAL LENDERS

$300,000,000 EKN SUPPORTED FACILITY

AGREEMENT FOR MOBILE TELESYSTEMS OPEN

JOINT STOCK COMPANY

1

i

ii

THIS AGREEMENT is dated 7 March 2014 and made

BETWEEN:

(1)                            MOBILE TELESYSTEMS OPEN JOINT STOCK COMPANY, an open joint stock company established and existing under the laws of the Russian Federation and having its registered address at 4 Marksistskaya Street, 109147 Moscow, Russian Federation, as borrower (the “Borrower”);

(2)                            CITIBANK EUROPE PLC, as mandated lead arranger (the “Mandated Lead Arranger”);

(3)                            CITIBANK EUROPE PLC and AB SVENSK EXPORTKREDIT (PUBL), as original lenders (the “Original Lenders”);

(4)                            CITIBANK INTERNATIONAL PLC, as agent of the other Finance Parties and (the “Facility Agent”);

(5)                            CITIBANK INTERNATIONAL PLC, as EKN agent (the “EKN Agent”).

WHEREAS:

Following the signing of the Local Contracts and the Export Contracts, at the Borrower’s request, the Lenders have agreed to make available an export credit facility in an aggregate principal amount of three hundred million Dollars (USD 300,000,000), on and subject to the terms of this Agreement and to enter into various agreements and arrangements associated therewith.

IT IS AGREED as follows:

1.                                 DEFINITIONS AND INTERPRETATION

1.1                          Definitions

In this Agreement:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agency Fee Letter” means the Fee Letter entered into or, as the case may be, to be entered into between the Borrower and the Facility Agent in accordance with Clause 11.2 (Agency fee).

“Agents” means collectively the EKN Agent and the Facility Agent, and “Agent” means any of them.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Signatory” means, in relation to the Borrower, a person who is duly authorised to act on behalf of the Borrower either:

(a)                                      by virtue of his or her office as provided in the constitutive documents of the Borrower; or

(b)                                   pursuant to a power (or powers) of attorney validly issued by the Borrower (or a validly appointed attorney of the Borrower) as referred to in Schedule 2 (Conditions Precedent), paragraph 2 (h).

“Availability Period” means:

(a)                                      in relation to Tranche A, the period from and including 1 April 2014 to and including 1 April 2015; and

(b)                                      in relation to a New Tranche, the period specified in the Loan Supplement relating to that New Tranche.

“Available Commitment” means, in relation to a Tranche, a Lender’s Commitment under that Tranche minus:

(a)                                      the amount of its participation in any outstanding Loans under that Tranche; and

(b)                                   in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Tranche on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Tranche, the aggregate for the time being of each Lender’s Available Commitment in relation to that Tranche.

“Borrower’s Onshore Dollar Account” means the Dollar account opened in the name of the Borrower with the Passport Bank.

“Break Costs” means:

(a)                              the amount (if any) by which the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                              the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Stockholm, London, and Moscow, and:

(a)                              for any payments made in any currency other than euro, means a day on which banks are open for business in the principal financial centre of the country of that currency; and

(b)                              for any payments made in US Dollars, means a day on which banks are open for business in New York.

“Code” means the US Internal Revenue Code of 1986.

“Coercive Practice” means the impairing or harming of, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party as that term is interpreted in accordance with the EBRD Anti-Corruption Guidelines.

“Collusive Practice” means an arrangement between two or more parties designed to achieve an improper purpose, including influencing the actions of another party, as this term is defined in accordance with the EBRD Anti-Corruption Guidelines.

“Commitment” means a Tranche A Commitment or a New Tranche Commitment.

“Companies Law” means Federal Law of the Russian Federation No. 208 FZ “On Joint Stock Companies” dated 26 December 1995.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Borrower, the Group, the Transaction Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Transaction Documents or the Facility from either:

(a)                              any member of the Group or any of its advisers; or

(b)                              another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)            is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 34 (Confidentiality); or

(ii)           is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)          is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above (except such information of which that Finance Party is aware of under any other project with a member of the Group where such information was also confidential) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Facility Agent.

“Confirmed Export Purchase Order” means a purchase order issued pursuant to the Export Contracts by the Borrower to the Foreign Supplier in respect of the Foreign Goods and Services and confirmed by the Foreign Supplier on or after 14 November 2012.

“Confirmed Local Purchase Order” means a purchase order issued pursuant to a Local Contract by the Borrower to the Local Supplier in respect of Local Services and confirmed by the Local Supplier on or after 1 December 2012.

“Contracts” means collectively the Export Contracts and the Local Contracts, and “Contract” means any of them.

“Corrupt Practice” means the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party, as this term is defined in accordance with the EBRD Anti-Corruption Guidelines.

“Currency Law” means Federal Law of the Russian Federation No. 173-FZ “On Currency Regulation and Currency Control” dated 10 December 2003 together with any implementing regulations adopted or issued by the Central Bank of the Russian Federation and/or the Government of the Russian Federation (including Instruction 138-I).

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)                               purchases by way of assignment or transfer;

(b)                               enters into any sub-participation in respect of; or

(c)                                enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Definitive EKN Premium Invoice” has the meaning given to such term in Clause 11.4 (EKN Premium).

“Down-Payment” means, with respect to the Export Contracts, an amount which is no less than 15% of the value of the relevant Confirmed Export Purchase Order and which has been paid by the Borrower to the Foreign Supplier in cleared funds.

“EBRD Anti-Corruption Guidelines” means EBRD’s Definitions and Guidelines for Private Sector Operations (Fraud and Corruption) in effect on the date of this Agreement, as set out in Schedule 8 (EBRD’s Definitions and Guidelines for Private Sector Operations (Fraud and Corruption)).

“EKN” means Exportkreditnämnden (or the Swedish Export Credits Guarantee Board) whose postal address is Box 3064, SE-103 61 Stockholm, Sweden.

“EKN A Premium” means, subject always to (and as may be adjusted by) the issue of any Definitive EKN Premium Invoice, the estimated amount of twenty million five hundred and twenty thousand Dollars (USD 20,520,000), calculated on the basis of the premium rate indicated by EKN in the EKN Offer, being 100% of the premium payable to EKN by the Lenders, on behalf of the Borrower, in respect of Tranche A for the EKN Guarantee.

“EKN Document” means each of the EKN General Conditions, EKN Guarantee, EKN Power of Attorney and EKN Offer.

“EKN General Conditions” means the EKN General Conditions for Export Credit Guarantees (as amended from time to time).

“EKN Guarantee” means each export credit insurance policy or export credit guarantee granted or to be granted by EKN in favour of the Lenders in connection with this Agreement, incorporating the EKN General Conditions.

“EKN New Tranche Premium” in relation to a New Tranche, has the meaning given to such term in the Loan Supplement relating to such New Tranche.

“EKN Offer” means:

(a)                              in relation to Tranche A, the offer with reference number 2013-10551, together with any amendments and/or extensions thereto, made by EKN to the EKN Agent dated on or prior to the Signing Date to provide the EKN Guarantee in connection with this Agreement; and

(b)                              in relation to a New Tranche, the offer specified in the Loan Supplement relating to such New Tranche.

“EKN Power of Attorney” means, in relation to each Lender, the power of attorney (in EKN’s required form) pursuant to which such Lender appoints the EKN Agent as its attorney in connection with the EKN Guarantee.

“EKN Premium” means collectively the EKN A Premium and each EKN New Tranche Premium.

“EKN Premium Invoice” has the meaning given to such term in Clause 5.2 (Utilisation in respect of the EKN Premium)

“Eligible Foreign Goods and Services”:

(a)                              in relation to Tranche A, means Foreign Goods and Services provided under the Export Contracts and the Confirmed Export Purchase Orders up to an aggregate amount of two hundred and seventy nine million four hundred and eighty thousand Dollars (USD 279,480,000), being 85% of the Export Contracts Amount of those Foreign Goods and Services under the Export Contracts and the Confirmed Export Purchase Orders; and

(b)                              in relation to a New Tranche, has the meaning given to such term in the Loan Supplement relating to such New Tranche.

“Eligible Goods and Services” means collectively the Eligible Foreign Goods and Services and the Eligible Local Services provided under the Contracts.

“Eligible Local Services”:

(a)                              in relation to Tranche A, means Local Services provided under the Local Contracts and the Confirmed Local Purchase Orders up to an aggregate amount equal to 30% of the Export Contracts Amount, however not exceeding seventy two million nine hundred and seven thousand eight hundred and twenty six Dollars (USD 72,907,826); and

(b)                              in relation to a New Tranche, has the meaning given to such term in the Loan Supplement for such New Tranche.

“Environment” means living organisms including the ecological systems of which they form part and the following media:

(a)                              air (including air within natural or man-made structures, whether above or below ground);

(b)                              water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)                               land (including land under water).

“Environmental Law” means all laws and regulations of any relevant jurisdiction which:

(a)                              have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment;

(b)                              provide remedies or compensation for harm or damage to the Environment; or

(c)                               relate to any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment or a nuisance to any person or that may make the use or ownership of any affected land or property more costly or health and safety matters.

“Environmental Licence” means any Authorisation required at any time under Environmental Law.

“Ericsson Russia” means Ericsson Corporatia AO, a joint stock company established and existing under the laws of the Russian Federation and having its registered address at 12, 8-Marta str., 127083 Moscow, Russian Federation.

“Ericsson Sweden” means Ericsson AB, Reg. No. 556056-6258, a limited liability company duly organised under the laws of Sweden, having its head office at Torshamnsgatan 23, 164 40, Kista, Stockholm, Sweden.

“Estimated Mean Commissioning Date” means:

(a)                              in relation to Tranche A, 1 July 2014; and

(b)                              in relation to a New Tranche, the date specified in the Loan Supplement relating to such New Tranche.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Export Contracts” means:

(a)                              in relation to Tranche A, collectively:

(i)          the supply contract no. CC EAB 10:00024Ux dated April 2010,between the Borrower and the Foreign Supplier, as amended by contract no. D130353233 dated September 2013; and

(ii)         the supply contract no. FCP 1018128, dated December 2008, between the Borrower and the Foreign Supplier; and

(b)                               in relation to a New Tranche, the supply and framework agreements specified in the Loan Supplement relating to such New Tranche,

in each case together with the relevant Confirmed Export Purchase Order, and as supplemented and amended from time to time (and each an “Export Contract”).

“Export Contracts Amount” means:

(a)                              in relation to the Export Contracts relating to Tranche A, three hundred and twenty eight million eight hundred thousand Dollars (USD 328,800,000); and

(b)                              in relation to the Export Contracts relating to a New Tranche, the amount (in Dollars) specified in the Loan Supplement relating to such New Tranche.

“Facility” means the term loan facility made available under this Agreement and comprising, on the date hereof, two (2) tranches, being Tranche A and Tranche B, together with any additional facility provided pursuant to a Loan Supplement.

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 (five) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)                              sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)                              any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)                               any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                              in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                              in relation to a “withholdable payment” described in section 1473 (1)(A)(ii) of the Code (which relates to the “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)                               in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free form any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“Fee Letter” means each of the Agency Fee Letter and the Mandated Lead Arranger Fee Letter.

“Final Maturity Date” means:

(a)                              in relation to Tranche A, the tenth anniversary of the Starting Point for Repayment under Tranche A; and

(b)                                      in relation to a New Tranche, the date specified in the Loan Supplement relating to such New Tranche.

“Finance Documents” means collectively this Agreement, the EKN Documents, the Indemnity Letter (as defined in paragraph 4 of Schedule 2 (Conditions precedent)), each Fee Letter, each Transfer Certificate, each Loan Supplement and each other document designated as such by the Facility Agent and the Borrower, and “Finance Document” means any of them.

“Finance Parties” means collectively the Agents, the Mandated Lead Arranger and the Lenders, and “Finance Party” means any of them.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                             moneys borrowed;

(b)                             any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                              any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                             the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                              receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                               any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                              any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                             shares which are expressed to be redeemable at the option of the holder on or prior to the Final Maturity Date (but excluding any accrued dividends) (and, for the avoidance of doubt, to the extent that any shares may be redeemable at the option of the holder solely as a result of a company reorganisation (reorgnizatsiya obschestva) or major transaction (krupnaja sdelka) (as these terms are construed by applicable Russian law), such shares shall not be included for the purposes of this definition prior to the holder of the shares exercising their option to redeem those shares);

(i)                                 any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)                                the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“First Repayment Date” means:

(a)                             in relation to Tranche A, the earlier of:

(i)                                             the date falling six (6) Months after the Starting Point for Repayment for that Tranche; and

(ii)                                          31 December 2014; and

(b)                             in relation to a New Tranche, the date specified in the Loan Supplement relating to such New Tranche.

“Foreign Goods and Services” means all goods and services supplied or provided by the Foreign Supplier (including via the Local Supplier) under the terms of the Export Contracts for the Export Contracts Amount.

“Foreign Supplier” means Ericsson Sweden.

“Fraudulent Practice” means any act or omission, including a misrepresentation that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation, as this term is interpreted in accordance with the EBRD Anti-Corruption Guidelines.

“GAAP” means generally accepted accounting principles, standards and practices in the United States of America.

“Group” means the Borrower and its Subsidiaries for the time being.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Indemnity Letter” means the letter substantially in the form specified in Schedule 9 duly executed by the Foreign Supplier.

“Insolvent” means, in respect of any entity, any of the following:

(a)                             it is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments on its debts generally;

(b)                             it, by reason of actual or anticipated financial difficulties, has commenced negotiations with one or more of its creditors with a view to rescheduling its indebtedness generally;

(c)                              the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities);

(d)                             a moratorium is declared in respect of any of its indebtedness;

(e)                              its board of directors or shareholders or participants adopt a resolution to file a petition with arbitrazh court for its liquidation; or

(f)                               the levying or execution of any judgement, award or order on its property which will materially impair or make impossible its ability to carry on its business activity.

“Instruction 138-I” means the Central Bank of the Russian Federation Instruction N 138-I dated 14 June 2012 (as amended, replaced or supplemented from time to time).

“Intellectual Property” means all trade marks, service marks, trade names, domain names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, topography rights, database rights, rights in confidential information and know-how, and any associated or similar rights anywhere in the world, which it now or in the future owns or (to the extent of its interest) in which it now or in the future has an interest (in each case whether registered or unregistered and including any related licences and sub-licences of the same granted by it or to it, applications and rights to apply for the same).

“Interest Expense” has the meaning given to it in Clause 19.3 (Definitions).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.4 (Default interest).

“Interpolated Screen Rate” means, in relation to LIBOR for any Loan, the rate rounded upwards to four decimal places which results from interpolating on a linear basis between:

(a)                             the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)                             the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of as of 11:00 a.m. on the Quotation Day for the offering of deposits in Dollars.

“LCIA” means the London Court of International Arbitration.

“Lead Arrangers” means, collectively, Citibank Europe plc and AB Svensk Exportkredit (publ) as lead arrangers, and “Lead Arranger” means any one of them.

“Lender” means:

(a)                             any Original Lender; and

(b)                             any bank, financial institution, trust, fund or other entity which has become a Lender in accordance with Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)                             the applicable Screen Rate;

(b)                             (if no Screen Rate is available for Dollars for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)                              (if no Screen Rate is available for Dollars for the Interest Period of that Loan, and it is not possible to calculate an Interpolated Screen Rate for that Loan) Reference Bank Rate, as of 11:00 a.m. on the Quotation Day for the offering of deposits in Dollars for a period comparable to the Interest Period for that Loan and, if that rate is less than zero, LIBOR shall be deemed to be zero.

“Licence” means a mobile network licence, cellular network licence or radio spectrum licence of the Borrower or any Significant Subsidiary in any licence area.

“LMA” means the Loan Market Association.

“Loan” means a Tranche A Loan or a New Tranche Loan (as the context may require).

“Local Contracts” means:

(a)                             in relation to Tranche A, each of:

(i)          the supply contract no. CC ECR 10:00007Ux dated April 2010,between the Borrower and the Local Supplier;

(ii)         the supply contract no. ECR/KK-09:191 dated October 2010, between the Borrower and the Local Supplier; and

(b)                              in relation to a New Tranche, the supply contracts and framework agreements specified in the Loan Supplement relating to such New Tranche,

in each case together with the relevant Confirmed Local Purchase Order, and as supplemented and amended from time to time (and each a “Local Contract”).

“Loan Passport” means the certificate required to be issued in relation to this Agreement by the Passport Bank in accordance with the Currency Law.

“Local Services” means local goods and services provided or to be provided by the Local Supplier under the terms of the Local Contracts.

“Loan Supplement” means the loan supplement substantially in the form set out in Schedule 8 (Form of Loan Supplement) entered into or to be entered into (as the context may require) by the Borrower, the Agents, the Mandated Lead Arranger and the Lenders in relation to a New Tranche.

“Local Supplier” means Ericsson Russia.

“Mandated Lead Arranger Fee Letter” means the Fee Letter entered into or, as the case may be, to be entered into between the Borrower and the Mandated Lead Arranger in accordance with Clause 11.1 (Arrangement fee).

“Majority Lenders” means:

(a)                              if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 % of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)                              at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

“Margin” means:

(a)                              in relation to Tranche A, zero point nine per cent. (0.9%) per annum; and

(b)                              in relation to a New Tranche, the rate specified in the Loan Supplement relating to such New Tranche.

“Material Adverse Effect” means a material adverse effect on or material adverse change in:

(a)                              the financial condition, operations, assets, prospects or business of the Borrower or the consolidated financial condition, operations, assets, prospects or business of the Group;

(b)                              the ability of the Borrower to perform and comply with its obligations under any Finance Document to which it is a party; or

(c)                               the validity, legality or enforceability of any Finance Document to which the Borrower is a party, or the rights or remedies of any Finance Party thereunder;

provided that for the purpose of paragraph (a) above any losses incurred by any member of the Group after the Signing Date as a consequence of an adverse determination of the Uzdunrobita Litigation, such losses in respect of Uzdunrobita Litigation not exceeding in aggregate USD 2,500,000,000 or its equivalent in any other currency or currencies (including legal fees and associated expenses) shall be disregarded.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                              if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)                              if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“MTS Bank” means OJSC “MTS Bank” (formerly known as Moscow Bank of Reconstruction and Development) with main state registration number 1027739053704, and having its registered address at 75 Sadovnicheskaya Str., Moscow 115035, Russian Federation.

“New Tranche” has the meaning given to it in Clause 2.2(a).

“New Tranche Commitment” means:

(a)                              in relation to a Lender’s participation in the funding of a New Tranche, the amount specified in Schedule 1 to the Loan Supplement relating to such New Tranche, and the amount of any New Tranche Commitment Transferred to it under this Agreement; and

(b)                              in relation to any other Lender, the amount of any New Tranche Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“New Tranche Delivery Period” means, in relation to a New Tranche, the period specified in the Loan Supplement relating to such New Tranche.

“New Tranche Loan” means, in relation to a New Tranche, a Loan made or to be made under such New Tranche or the principal amount outstanding for the time being of that Loan.

“OIBDA” has the meaning given to it in Clause 19.3 (Definitions).

“Original Lender” means a Lender listed in Schedule 1 (The Original Lenders).

“Original Financial Statements” means the audited consolidated financial statements of the Group for the financial year ended 31 December 2012.

“Original RAS Financial Statements” means the unaudited non-consolidated financial statements of the Borrower for the financial quarter ended 30 September 2013.

“Other Financing Agreements” means collectively (i) the guaranteed facility agreement dated 30 June 2010 between the Borrower, Finnvera and the financial institutions described therein, (ii) the guaranteed facility agreement dated 8 December 2009 between the Borrower, Sinosure and the financial institutions described therein, (iii) the guaranteed facility agreement dated 8 February 2010 between the Borrower, Euler Hermes and the financial institutions described therein, (iv) the export credit facility agreement dated 19 November 2009 between the Borrower, Calyon and the financial institutions described therein, and (v) the US$500,000,000 loan participation note programme of 30 May 2013, with MTS International Funding Limited as issuer and the Borrower as Guarantor.

“Party” means a party to this Agreement.

“Passport Bank” means ZAO Citibank.

“Permitted Security” means:

(a)                             any Security on any assets of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower and not created in contemplation of such event, provided that no such Security shall extend to any other assets;

(b)                              any Security existing on any assets prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower and not created in contemplation of such acquisition, provided that no such Security shall extend to any other assets;

(c)                               any Security (other than the assets supplied under the Contract) on any assets securing Financial Indebtedness of the Borrower or Financial Indebtedness of any Subsidiary of the Borrower incurred or assumed for the purpose of financing all or part of the cost of acquiring, repairing or refurbishing such assets, provided that (i) no such Security shall extend to any other assets; (ii) the aggregate principal amount of all Financial Indebtedness secured by such Security on such assets shall not exceed the lower of (x) the purchase price of such assets and (y) the fair market value of such assets at the time of acquisition, repair or refurbishing; and (iii) such Security attaches to such assets concurrently with the repair or refurbishing thereof or within ninety (90) days after the acquisition thereof, as the case may be;

(d)                              any Security arising by operation of law, including any Security (i) arising in the ordinary course of business with respect to amounts not yet delinquent or being contested by the Borrower or a Subsidiary of the Borrower in good faith in appropriate proceedings or (ii) for taxes, assessments, government charges or claims, including without limitation those in favour of Russian governmental fiscal authorities;

(e)                               any Security on the assets of any Subsidiary of the Borrower securing intercompany Financial Indebtedness of such Subsidiary owing to the Borrower or another Subsidiary of the Borrower;

(f)                                any netting or set-off arrangement entered into by a member of the Group with a bank or any other financial institution in the normal course of its banking arrangements for the purpose of netting or setting off its debit and credit facilities with that bank or financial institution;

(g)                               easements, rights-of-way, restrictions and any other similar charges or encumbrances incurred in the ordinary course of business and not interfering in any material respect with the business of the Borrower or the business of any Subsidiary of the Borrower, including any encumbrance or restriction with respect to an equity interest of any joint venture pursuant to a joint venture agreement (but each time provided it is not an easement, rights-of-way, restriction or any other similar charge or encumbrance on assets supplied under the Contract);

(h)                              any extension, renewal or replacement of any Security described in paragraphs (a) to (g) above, provided that (i) such extension, renewal or replacement shall be no more restrictive in any material respect than the original Security; (ii) the amount of Financial Indebtedness secured by such Security is not increased; (iii) if the assets securing the Financial Indebtedness subject to such Security are changed in connection with such refinancing, extension or replacement, the fair market value of the property or assets is not increased and (iv) the Security is not constituted over assets supplied under any of the Contracts; and

(i)                                 any other Security (excluding any Security (i) described in (a) to (h) above, and (ii) over assets supplied under any of the Contracts) provided that immediately after giving effect to such Security, the aggregate amount of all secured Financial Indebtedness of the Group does not exceed ten per cent. (10%) of the Borrower’s Total Assets.

“Premium Utilisation” has the meaning given to such term in Clause 5.2 (Utilisation in respect of EKN Premium).

“Prohibited Practice” means any Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice.

“Qualifying Lender” has the meaning given to it in Clause 12 (Tax gross-up and indemnities).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined two (2) Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“RAS” means generally accepted accounting principles, standards and practices in the Russian Federation.

“Reference Banks” means the principal London offices of Calyon, ING Bank N.V. and Nordea Bank AB (publ) or such other banks as may be appointed by the Facility Agent as agreed with the Borrower.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period, were it to do so by asking for and the accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Related Party” has the meaning given to it in Clause 20.11 (Transactions with Related Parties).

“Relevant Interbank Market” means the London interbank market.

“Relevant Period” has the meaning given to it in Clause 19.3 (Definitions).

“Repayment Date” means, in respect of a Loan, (i) the First Repayment Date and each subsequent date falling every six (6) Months thereafter up to the Final Maturity Date, and (ii) the Final Maturity Date.

“Repeating Representations” means each of the representations set out in Clauses 17.1 (Status), 17.2 (Binding obligations), 17.3 (Non-conflict with other obligations), 17.4 (Power and authority), 17.6 (Governing law and enforcement), 17.11 (No default), 17.14 (Pari passu ranking), 17.15 (Solvency), 17.16 (No proceedings pending or threatened), 17.17 (Environmental laws and licences), 17.18 (Telecommunications law and licences) and 17.21 (No Immunity).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Roubles” or “RUR” means the lawful currency of the Russian Federation for the time being.

“Russian Insolvency Law” means the Federal Law of the Russian Federation No. 127-FZ of 26 October 2002 “On Insolvency (Bankruptcy)”.

“Screen Rate” means, in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Security” means a mortgage, charge, lien, pledge or other security interest securing any obligations of any person or any other agreement or arrangement having a similar effect.

“Significant Subsidiary” means any Subsidiary of the Borrower:

(a)                                   whose total assets (or, where such Subsidiary prepares consolidated accounts, whose total consolidated assets) have a book value (as determined by reference to the most recent management accounts of that Subsidiary prepared in accordance with GAAP) equal to or exceeding 12.5% of the Borrower’s Total Assets;

(b)                                   whose gross annual revenues (or, where such Subsidiary prepares consolidated accounts, whose gross annual consolidated revenues) (as determined by reference to the most recent management accounts of that Subsidiary prepared in accordance with GAAP) are equal to or exceed 12.5% of the Borrower’s gross annual consolidated revenues in the year for which the Borrower’s most recent consolidated financial statements were prepared; or

(c)                                    which acquires or has acquired (as the context may require) the whole or substantially the whole of the undertaking and assets of another Subsidiary of the Borrower which, immediately before such acquisition, was a Significant Subsidiary, provided that, a certificate of the Borrower signed by its director and certifying that a Subsidiary does not constitute a Significant Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Parties.

“Signing Date” means the date of this Agreement.

“Sistema JSFC” means Sistema JSFC with main state registration number 1027700003891, and having its registered address at bldg 1, 17/8/9 Prechistenka str., Moscow, 119034, Russian Federation, the holding company of the Borrower.

“Starting Point for Repayment” means, in respect of a Tranche of the Facility, the earlier to occur of:

(a)                                 the mean commissioning date as determined by the Facility Agent in accordance with EKN’s regulations, being the mean commissioning date of the Contracts during the Availability Period for that Tranche;

(b)                               the Estimated Mean Commissioning Date for that Tranche; and

(c)                                  such other date as may be determined by EKN and notified to the Facility Agent pursuant to a determination by EKN of the OECD Consensus Rules,

in each case as notified by the Facility Agent to the Borrower provided that, in the case of (a) and (c) above, no adjustment may take place in the period starting ten (10) Business Days prior to the First Repayment Date for that Tranche and ending on that First Repayment Date.

“Subsidiary” means an entity from time to time of which a person has direct or indirect control or owns directly or indirectly more than 50% of the share capital or similar right of ownership.

“Suppliers” means collectively the Foreign Supplier and the Local Supplier, and “Supplier” means any of them.

“Supplier Certificate” means a supplier certificate in the form attached as Schedule 4 (Supplier Certificate).

“Sweden” means the Kingdom of Sweden.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Telecommunications Authorisation” means any Authorisation from any governmental or other regulatory authority necessary in order for each of the Borrower and its Significant Subsidiaries to maintain, operate and conduct its business as it is being conducted in accordance with Telecommunications Laws.

“Telecommunications Laws” means (a) all laws and regulations which relate to telecommunications and/or the business of providing mobile telephone services and (b) all rules, guidelines, policies and regulations made thereunder, that are applicable to each of the Borrower and its Significant Subsidiaries and/or the business carried on by it.

“Telecommunications Licence” means any Authorisation required at any time under Telecommunications Laws.

“Total Assets” means the book value of the consolidated total assets of the Borrower as determined by reference to the Borrower’s most recent annual consolidated balance sheet delivered in accordance with paragraph (a) of Clause 18.1 (Financial statements) or, prior to the first delivery, to the Original Financial Statements.

“Total Commitments” means the aggregate of the Total Tranche A Commitments and each Total New Tranche Commitment.

“Total Debt” has the meaning given to it in Clause 19.3 (Definitions).

“Total New Tranche Commitment” means, in relation to a New Tranche, the aggregate of the relevant New Tranche Commitments, as specified in Schedule 1 of the Loan Supplement relating to such New Tranche.

“Total Tranche A Commitments” means the aggregate of the Tranche A Commitments, being three hundred million Dollars (USD 300,000,000) as of the Signing Date, to the extent not cancelled or reduced pursuant to Clause 5.7(a).

“Tranche A” has the meaning set forth in Clause 2.1 (The Facility).

“Tranche A Commitment” means:

(a)                                 in relation to an Original Lender, the amount set opposite its name under the heading “Tranche A Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Tranche A Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Tranche A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Tranche A Loan” means a loan made or to be made under Tranche A or the principal amount outstanding for the time being of that loan.

“Tranche A Delivery Period” means the period between 14 November 2012 and 31 December 2013.

“Tranches” means, collectively, Tranche A and each New Tranche and “Tranche” means any of them.

“Transaction Documents” means the Finance Documents, the Contracts and any other document designated as such by the Facility Agent and the Borrower.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

“Transfer Date” means, in relation to a transfer, the later of:

(a)           the proposed Transfer Date specified in the Transfer Certificate; and

(b)           the date on which the Facility Agent executes the Transfer Certificate.

“UMC” means MTS Ukraine Private Joint Stock Company (formerly known as CJSC Ukrainian Mobile Telecommunications) with registration number 10701230000002699, and having its registered address at 15, Leiptsigska str., Kyiv 01015, Ukraine.

“UMC Litigation” means any of the claims, proceedings (present or future) and causes of action involving the Borrower and/or any of its Affiliates (including UMC) relating to or arising out of the sale of UMC to the Borrower or the acquisition, reorganisation or ownership of UMC by the Borrower.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“US Dollars”, “Dollars”, “USD”, “US$” and “$” denote the lawful currency of the United States of America.

“Utilisation” means a utilisation of a Tranche of the Facility (including any Premium Utilisation).

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“Uzdunrobita” means FE Uzdunrobita LLC, a company with limited liability incorporated in the Republic of Uzbekistan, having registered address at Tashkent, A.Temura street, 24, bearing tax identification number 200656475.

“Uzdunrobita Litigation” means any claim, proceeding (present or future) and/or cause of action involving the Borrower and/or any of its Affiliates and/or management (including Uzdunrobita) relating to or arising out of the operations of, and/or any action or failure to act by, Uzdunrobita, Uzdunrobita’s management, and Affiliates (including, but not limited to, any breach or alleged breach by Uzdunrobita, Uzdunrobita’s management, and its Affiliates of any law or regulation applicable to it).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2                               Construction

Unless a contrary indication appears, any reference in this Agreement to:

(a)                                 any “Agent”, any “Mandated Lead Arranger”, any “Finance Party”, any “Lender”, the “Borrower” and any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)                                 “assets” includes present and future properties, revenues and rights of every description;

(c)                                  “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management polices of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise;

(d)                                 a “Transaction Document” or any other agreement or instrument is a reference to that Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(e)                                  “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(f)                                   a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(g)                                  a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(h)                                 a provision of law is a reference to that provision as amended or re-enacted;

(i)                                     a time of day is a reference to London time; and

(j)                                    this “Agreement” is a reference to this Agreement and any Loan Supplements in existence at the relevant time.

Section, Clause and Schedule headings are for ease of reference only.

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3                               Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement, except that EKN may enforce and enjoy any rights to the extent that the same are conferred upon EKN pursuant to this Agreement.

2.                                      THE FACILITY

2.1                               The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a term loan facility in USD which, on the date hereof, shall consist of one tranche for an aggregate maximum amount equal to the Total Tranche A Commitments (“Tranche A”) and shall, subject to execution of the relevant Loan Supplement, consist of New Tranche(s) as are made available pursuant to (and in accordance with) Clause 2.2 (New Tranche(s)).

2.2                               New Tranche(s)

(a)                                 Provided that no Default has occurred and is continuing, the Borrower may, at any time, by giving a written notice in the form specified at Schedule 7 (Form of New Tranche Notice) (a “New Tranche Notice”) to the Facility Agent (who shall promptly provide a copy of such notice to each other Finance Party), propose a new Tranche (each such tranche a “New Tranche”).

(b)                                 In relation to any proposed New Tranche:

(i)                                     each Lender shall, within ten (10) Business Days of receipt of the relevant New Tranche Notice, inform the Facility Agent and the Borrower in writing that, subject to obtaining all required credit and other internal approvals, it is, in principle, willing to participate in funding the relevant New Tranche and advise the Borrower of the commercial terms on which it is willing to seek such approvals;

(ii)                                  if all Lenders confirm their in principle willingness to participate in funding the relevant New Tranche (subject to any applicable internal credit and other approvals) and the Borrower agrees to such in principle terms, the EKN Agent shall inform EKN in writing of such in principle terms and request EKN to confirm whether it approves that New Tranche and related in principle terms; and

(iii)                               if EKN confirms in writing its approval of such proposed New Tranche and related in principle terms, the Lenders shall seek credit and other internal approvals, and each Lender shall promptly on receipt of the same inform the Facility Agent, the EKN Agent, the Mandated Lead Arranger and the Borrower in writing that it has received credit and all other internal approvals to participate in funding the relevant New Tranche, and specify the amount of its participation in such New Tranche.

(c)                                  Promptly following receipt of the confirmations from Lenders contemplated in paragraph (b)(iii) above, the Parties shall agree a Loan Supplement (including completing all the details contained therein) and execute the same in respect of the relevant New Tranche.

(d)                                 Notwithstanding any provision of this Clause 2.2 (New Tranche(s)), no Lender shall be under any obligation to participate in any New Tranche proposed in a New Tranche Notice, or assume any further obligations under this Agreement and the other Finance Documents and any agreement to or rejection of a request to participate in the funding of a New Tranche shall be in the sole discretion of the relevant Lender at the relevant time

2.3                               Finance Parties’ rights and obligations

(a)                                 The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

(c)                                  A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4                               EKN Override

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall oblige any Finance Party to act (or omit to act) in a manner that is inconsistent with the terms of the EKN Documents and, in particular:

(a)                                 the EKN Agent shall be authorised to take all such actions as it may deem necessary (acting reasonably) to ensure that the terms of the EKN Documents are complied with; and

(b)                                 the EKN Agent shall not be obliged to do anything if, in its opinion (acting reasonably), to do so results in or is reasonably likely to result in a breach of any term of the EKN Documents.

2.5                               No claims against Finance Parties

The Borrower agrees that:

(a)                                 the Finance Parties may act on the instructions of EKN in relation to this Agreement; and

(b)                                 it shall have no claims whatsoever in respect of any loss, damage or expense suffered or incurred by it against any Finance Party as a result of that Finance Party acting on the instructions of EKN in relation to this Agreement.

3.                                      PURPOSE

3.1                               Purpose

(a)                                 All amounts borrowed by the Borrower under the Facility shall be applied to finance:

(i)                                     100% of the EKN Premium in an aggregate amount up to twenty million five hundred and twenty thousand Dollars (USD 20,520,000);

(ii)                                  up to 100% of the Eligible Foreign Goods and Services; and

(iii)                               up to 100% of the Eligible Local Services.

(b)                                 The Borrower shall apply all amounts borrowed by it under Tranche A as follows:

(i)                                     up to two hundred and seventy nine million four hundred and eighty thousand Dollars (USD 279,480,000) in reimbursement to the Borrower of payments previously made by the Borrower to the Suppliers or payment by the Borrower to the Suppliers in relation to deliveries of Eligible Foreign Goods and Services which have taken place or are estimated to take place (as the case may be) during the Tranche A Delivery Period, and/or any Eligible Local Services relating thereto; and

(ii)                                  up to twenty million five hundred and twenty thousand Dollars (USD 20,520,000), in reimbursement to the Borrower of payments previously made by the Borrower to the Facility Agent or payment by the Borrower to the Facility Agent for the account of EKN in respect of EKN A Premium.

(c)                                  The Borrower shall apply all amounts borrowed by it under a New Tranche in accordance with the terms of the Loan Supplement in respect of that New Tranche.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

3.3                               Unconditional Obligations

The obligations of the Borrower to make payments and to observe and perform all its other duties under this Agreement are unconditional and irrevocable obligations of the Borrower and accordingly shall not:

(a)                                 in any way be affected or discharged by reason of any matter affecting the Contracts including its performance, frustration or validity, the insolvency or dissolution of a Supplier or the destruction, non-completion or non-functioning of the goods or materials to be supplied under the Contracts or otherwise or for any other reason;

(b)                                 in any way be affected by the fact that all or any part of the sums requested under a Utilisation Request is or was not due or payable to a Supplier; or

(c)                                  in any way be affected by any amalgamation, demerger, corporate reconstruction or reform of a Lender.

The Borrower acknowledges and agrees that its obligations under this Agreement are absolute and totally independent and separate from the Contracts. The performance of the Borrower’s obligations hereunder shall in no event be affected by any dispute whatsoever that may arise in relation to the Contracts or otherwise. The performance of the Borrower’s obligations hereunder is not conditional upon any of the Contracts in any respect.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

(a)                                 The Borrower may not deliver the first Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent. The Facility Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)                                 If the Facility Agent has not received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent on the date which is sixty (60) Business Days from the Signing Date (or such later date as may be agreed between the Borrower and the Facility Agent), the Facility Agent shall notify the Borrower and the Lenders promptly and the Available Commitments will be immediately cancelled and the Borrower shall immediately pay in full all amounts payable under this Agreement and the Total Commitments will be reduced to zero.

4.2                               Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.6 (Lenders’ participation), for each Utilisation including the first one, if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                 no Default is continuing or would result from the proposed Loan and no event triggering a mandatory prepayment of part or all of the Facility pursuant to Clauses 7.4 (Mandatory prepayment — Change of Control), 7.5 (Mandatory prepayment — Retained Earnings and Capital Reduction) or 7.6 (Mandatory prepayment in relation to the Contracts or the EKN Documents) has occurred;

(b)                                 the Repeating Representations to be made by the Borrower are true in all material respects;

(c)                                  each of the EKN Documents remains in full force and effect and there is no outstanding notice from EKN which requires any Lender to suspend the provision of any Utilisation;

(d)                                 confirmation that the relevant EKN Premium has been paid in full in respect of the Tranche for which a Utilisation is to be made;

(e)                                  the Facility Agent and the Lenders are satisfied (acting reasonably) that the EKN Guarantee will extend to and cover 95% of the proposed Loan and of the interest thereon during the period that the Loan is or will be outstanding;

(f)                                   the Facility Agent shall have received (i) a Utilisation Request in the form of Schedule 3 (Utilisation Request), duly executed by the Borrower and delivered to the Facility Agent and the Passport Bank, and (ii) a Supplier’s Certificate, duly executed by the relevant Supplier;

(g)                                  the Facility Agent shall have received confirmation from the Borrower and the Supplier that:

(i)                                     the Contract in respect of which the relevant Utilisation is requested has not:

(A)                               been repudiated, revoked, rescinded or terminated,

(B)                               as far as they are aware, ceased to be in full force and effect,

(C)                               as far as they are aware, ceased to be legal, valid, binding, enforceable or effective, or

(D)                               has been alleged by a party to it to be ineffective, and

(ii)                                  as far as they are aware it is not, nor has it become, unlawful for any of the Suppliers or the Borrower to perform their obligations under the Contract in respect of which the relevant Utilisation is requested, and it is agreed and acknowledged that statements to this effect as set out in the relevant Utilisation Request and Supplier’s Certificate shall satisfy this requirement; and

(h)                                 where the proposed Utilisation Date in the relevant Utilisation Request is a date which falls after the Starting Point for Repayment in respect of the relevant Tranche, the Facility Agent has received on or before the date of the relevant Utilisation Request written confirmation from the Foreign Supplier and from the Borrower (as evidenced in the relevant Utilisation Request and the Supplier’s Certificate) that fifteen per cent. (15%) of the total aggregate amount of the Foreign Goods and Services attributable to that Tranche was paid to the Foreign Supplier in cleared funds by or on behalf of the Borrower at least ten (10) Business Day before the Starting Point for Repayment for that Tranche.

4.3                               Verification by the Facility Agent of the documents

The verification by the Facility Agent of the documents provided with any Supplier’s Certificate shall be limited to the verification of their apparent compliance as defined under the latest version of the Uniform Customs and Practices for Documentary Credits published by the International Chamber of Commerce.

5.                                      UTILISATION

5.1                               Delivery of a Utilisation Request for certain Utilisations

Except as set forth below, the Borrower may utilise the Facility by delivery to the Facility Agent (with a copy to the Passport Bank) of a duly completed Utilisation Request not later than 10:00 a.m. on the day falling ten (10) Business Days before the proposed Utilisation Date (or, in relation to the first Utilisation Request, not later than 9:00 a.m. on the day falling ten (10) Business Days before the proposed Utilisation Date).

The Facility Agent may postpone the proposed Utilisation Date contained in the relevant Utilisation Request by written notice to the Borrower and the Suppliers.

5.2                               Utilisation in relation to the EKN Premium

(a)                                 The Borrower may request a Utilisation in respect of any EKN Premium paid by it in accordance with Clause 3.1 (Purpose) and Clause 11.5 (EKN Premium) (other than any additional EKN Premium required to be paid by the Borrower as contemplated by Clause 11.5(g)(i)) (a “Premium Utilisation”). The amount of any Premium Utilisation (being the amount equal to the relevant EKN Premium which has been paid by the Borrower pursuant to Clause 11.5 (EKN Premium)) shall be added to the amount requested pursuant to the first Utilisation Request delivered in respect of the relevant Tranche and shall form part of the relevant Loan.

(b)                                 No proceeds in respect of (i) any Premium Utilisation, or (ii) any other Utilisation under a Tranche shall be disbursed unless the Facility Agent promptly upon becoming aware has confirmed to the Lenders and the Borrower that it has received payment of the relevant EKN Premium in respect of such Tranche.

(c)                                  The proceeds of each Premium Utilisation shall be credited, along with the balance of the proceeds the subject of the relevant Utilisation Request, to the Borrower’s Onshore Dollar Account in accordance with Clause 5.5 (Application of the Loans).

5.3                               Completion of a Utilisation Request

(a)                                 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)                                  it identifies the Tranche(s) of the Facility to be utilised and, in the case of the first Utilisation Request delivered in respect of any Tranche(s), indicates amounts requested in respect of the related Premium Utilisation(s);

(iii)                               the currency and the amount of the Utilisation comply with Clause 5.4 (Currency and amount);

(iv)                              the proposed Utilisation Request complies with Clause 3.1 (Purpose);

(v)                                 it specifies the bank account to which the proceeds of the Utilisation are to be credited (such bank account to be, in accordance with Clause 5.9 (Accounts), the Borrower’s Onshore Dollar Account;

(vi)                              the Utilisation Request is executed by a person duly authorised to do so on behalf of the Borrower; and

(vii)                           the maximum number of Utilisations (including any Premium Utilisation) under this Agreement shall be four (4) per each Tranche.

(b)                                 Only one Loan in respect of a Tranche may be requested in each Utilisation Request.

5.4                               Currency and amount

(a)                                 The currency specified in a Utilisation Request must be Dollars.

(b)                                 The amount of the proposed Loan must be in relation to a Tranche, an amount which is not more than the applicable Available Commitment and which is a minimum amount of USD 20,000,000 or, if less, the applicable Available Commitment; and

(c)                                  in relation to any Loan made available to finance a reimbursement to the Borrower in respect of payments it has previously made to the Local Supplier in respect of Eligible Local Services under any Confirmed Local Purchase Order issued pursuant to a Local Contract, an amount which is not more than the USD counter value of the amount in RUR of the portion of the price of Eligible Local Services to be financed under such Loan calculated on the date of the Utilisation Request at the official exchange rate of the Central Bank of the Russian Federation between USD and RUR, as prevailing on the date of such Utilisation Request.

5.5                               Application of the Loans

(a)                                 The Borrower irrevocably instructs the Facility Agent to credit to the Borrower’s Onshore Dollar Account the proceeds of all Utilisations requested for the purposes of financing as a reimbursement to the Borrower amounts the Borrower has paid to (i) the Foreign Supplier under the Export Contracts in respect of Eligible Foreign Goods and Services (other than any amounts of Down Payment), (ii) the Local Supplier under a Local Contract in respect of Eligible Local Services, and (iii) the Facility Agent in respect of the EKN Premium due to EKN.

(b)                                 Each Utilisation shall result in an irrevocable undertaking of repayment in favour of the Lenders by the Borrower of the amount of the relevant Loan.

5.6                               Lenders’ participation

(a)                                 If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)                                 The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                                  Five (5) Business Days before the relevant proposed Utilisation Date (or, in relation to the first Loan to be made pursuant to the Facility, not later than 9:00 a.m. on the day falling five (5) Business Days before the proposed Utilisation Date for such first Loan) for each Utilisation (which may include amounts in respect of a Premium Utilisation) requested in respect of the Local Contracts and the Export Contracts, the Facility Agent will inform the Borrower, the Lenders and the Passport Bank of its receipt of the relevant Utilisation Request, the amount of the Loan, the amount of each Lender’s participation in that Loan and the proposed date of the Utilisation, and shall request from the Lenders an irrevocable swift 103 confirmation of the payment of an amount equal to such requested Loan one (1) Business Day before the date of such proposed Utilisation. Provided that the Facility Agent has received such swift confirmation from each Lender, the Facility Agent will inform the Passport Bank and, on the proposed date of the relevant Utilisation, send to the Passport Bank an irrevocable swift 103 confirmation confirming the transfer to the Passport Bank of an amount equal to the amount of the proposed Loan for onward credit to the Borrower’s Onshore Dollar Account in accordance with Clause 5.5 (Application of the Loans).

5.7                               Cancellation of unutilised Commitment

(a)                                 If no Utilisation has occurred in respect of Tranche A by the First Repayment Date, then the Total Tranche A Commitments shall be reduced by one twentieth (1/20th) of the Total Tranche A Commitments as at the Signing Date. Any cancellation under this Clause 5.7(a) shall reduce the Tranche A Commitments of the Lenders rateably.

(b)                                 At close of business in Sweden on the last day of the Availability Period, the unutilised amount of each Lender’s Commitment shall be automatically cancelled.

5.8                               Acknowledgement by the Borrower

The Borrower acknowledges and agrees that:

(a)                                 a copy of any invoice received from EKN (as the case may be) and delivered to the Borrower by the EKN Agent shall (save in the case of manifest error) constitute conclusive evidence of amounts payable by the Borrower or a Finance Party (as applicable) in respect of any EKN Document (as the case may be); and

(b)                                 none of the Agents shall be responsible for any delay in the making of any Loan occasioned by any request for evidence or documentation which the Agents may require in order to be satisfied that an EKN Document is effective or that any condition precedent is satisfied. The EKN Agent agrees to notify the Borrower as soon as practicable if it has actual notice from EKN that further information or documents are necessary or required, provided that in each case the Borrower shall have no obligation to the Finance Parties for any amounts payable to EKN arising as a result of a Finance Party’s gross negligence or wilful misconduct.

5.9                               Accounts

(a)                                 The Borrower shall, if not already done, promptly after the Signing Date (and in any event prior to delivering the first Utilisation Request):

(i)                                     open in its name and maintain with the Passport Bank the Borrower’s Onshore Dollar Account; and

(ii)                                  submit all necessary documents to the Passport Bank to open and maintain the Loan Passport;

(b)                                 The Borrower shall maintain the Borrower’s Onshore Dollar Account with the Passport Bank in accordance with applicable Russian law and the internal rules of the Passport Bank at all times.

5.10                        Disclosure of Information

The Borrower shall give such authorizations or instructions to the Passport Bank as may be required by applicable law so that the Passport Bank can:

(a)                                 to the extent permitted by applicable law, forward to the Facility Agent the original or a copy of any necessary document in relation to the Borrower’s Onshore Dollar Account; and

(b)                                 to the extent permitted by applicable law, disclose, to the Facility Agent at its request, any information concerning the Borrower’s Onshore Dollar Account.

5.11                        Instructions to Operate the Borrower’s Onshore Dollar Account

The Borrower will give and maintain to the extent required by applicable law any instructions and other documents to the Passport Bank as may be required for payments to be made according to the provisions of this Agreement in each case in form and substance satisfactory to the Passport Bank acting reasonably, provided, however, that non-delivery of such payment instructions shall not prejudice the authority of the Passport Bank to perform the relevant money transfer (if such transfer is permitted by applicable law and the exchange of currency as specified in this agreement) and shall not affect the validity of any such transfer.

6.                                      REPAYMENT

6.1                               Repayment of Loans

The Borrower shall repay the Loans made to it under this Agreement in accordance with this Clause 6 (Repayment).

(a)                                 On the First Repayment Date to occur in respect of Tranche A, the Borrower shall repay an amount equal to 1/20th of the Total Tranche A Commitments as at the Signing Date (such amount the “First Tranche A Repayment Amount”), provided that if the Total Tranche A Commitments have been reduced in accordance with Clause 5.7(a), then the First Tranche A Repayment Amount shall be zero.

(b)                                 The Borrower shall repay the remaining principal amount outstanding in respect of the Tranche A Loans in nineteen (19) equal and consecutive semiannual instalments to be made on each subsequent Repayment Date to occur after the First Repayment Date to occur in respect of Tranche A, by repaying an amount equal to 1/19th of the Tranche A Outstanding Amount. For the purposes of this Clause, “Tranche A Outstanding Amount” means the aggregate amount of all Tranche A Loans less an amount equal to the First Tranche A Repayment Amount.

(c)                                  The Borrower shall repay each New Tranche Loan in accordance with the terms of the Loan Supplement relating to that New Tranche.

Within ten (10) Business Days after the last day of the relevant Availability Period, the Facility Agent will send to the Borrower with a copy to the Lenders, a repayment schedule for the remaining principal amount of the relevant Loans outstanding and an estimate of the interest payments to be made during each remaining Interest Period in respect of the Loans outstanding.

Any amount outstanding on the applicable Final Maturity Date shall be repaid in full on that date.

6.2                               Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.                                      PREPAYMENT AND CANCELLATION

7.1                               Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)                                 that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                                 upon the Facility Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)                                  the Borrower shall repay that Lender’s participation in the Loans on the later of the last day of the Interest Period for each Loan occurring, and the date falling twenty (20) days after the Facility Agent has notified the Borrower (but in any event no longer than any grace period permitted by law) or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2                               Voluntary prepayment of Loans

(a)                                 The Borrower may, subject to the prior written consent of the Facility Agent (acting on behalf of the Lenders), if it gives the Facility Agent not less than fifteen (15) Business Days’ prior written notice, prepay the whole or any part of any Loan (but, if in part, being a minimum amount of USD 20,000,000 provided that the consent of the Facility Agent (acting on behalf of the Lenders) shall not be required if such prepayment is to be made on a Repayment Date.

(b)                                 A Loan in respect of any Tranche of the Facility may only be prepaid after the last day of the Availability Period of that Tranche (or, if earlier, the day on which the relevant Available Facility for such Tranche is zero).

(c)                                  Each prepayment shall be applied in satisfaction of the Borrower’s obligations under Clause 6 (Repayment) in inverse chronological order of maturity of the Loans in the relevant Tranche (or, at the option of the Borrower and subject to the consent of EKN, pro rata to the remaining principal repayments thereof) and be applied rateably among the participations of all Lenders.

7.3                               Voluntary cancellation

The Borrower may if it gives the Facility Agent not less than fifteen (15) Business Days’ prior written notice, cancel, the whole or any part (being a minimum amount of USD 20,000,000) of the Available Facility in respect of any Tranche. Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders in respect of such Tranche rateably.

7.4                               Mandatory Prepayment — Change of Control

(a)                                 In this Clause 7.4, “Change of Control” means any of the following events or circumstances: any person or group of persons acting in concert or under an express or implied agreement or understanding, directly or through one or more intermediaries shall (x) acquire ultimate beneficial or legal ownership of, or control over, more than 50% of the issued shares of the Borrower; (y) acquire ownership of or control over more than 50% of the voting interests in the share capital of the Borrower; or (z) obtain the power (whether or not exercised) to elect not less than half of the directors of the Borrower (provided, however, that any acquisition by Sistema JSFC or any of its Subsidiaries that results in the 50% threshold in paragraphs (x) and (y) above being exceeded, or in the power referred to in paragraph (z) above being obtained, will not be a Change of Control).

(b)                                 If there is a Change of Control:

(i)                                     the Borrower shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)                                  the Borrower may not make a Utilisation; and

(iii)                               if any Lender (in its sole discretion) so requires, it may, within 5 (five) Business Days of its receipt of the Borrower’s notification under paragraph (i) above, direct the Facility Agent to send a notice to the Borrower requiring the Borrower to repay that Lender’s participations in the Loans (together with accrued interest) in full on the day (the “Early Change of Control Repayment Date”) falling thirty (30) days after the date of the Borrower’s notification under paragraph (i) above. Before the Early Change of Control Repayment Date, the Lender and the Borrower shall consult with each other for a period of five (5) Business Days with respect to the transfer of that Lender’s rights and obligations under this Agreement to another reputable international bank, financial institution, trust, fund or other entity nominated by the Borrower in accordance with Clause 22.5 (Procedure for transfer) for a purchase price equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest and fees and other amounts payable under this Agreement. If no such transfer has been effected on or before the Early Change of Control Repayment Date, then (x) the Borrower shall repay that Lender’s participations in the Loans (together with accrued interest) in full on the Early Change of Control Repayment Date and (y) the Commitments of that Lender shall be reduced to zero on that date.

7.5                               Mandatory Prepayment — Retained Earnings and Capital Reduction

(a)                                 In this Clause 7.5, “Retained Earnings” means retained earnings of the Borrower determined by reference to its most recent quarterly unaudited non-consolidated financial statements prepared in accordance with RAS adjusted so as to take into account any distributions made since the date of those statements.

(b)                                 If Retained Earnings fall below the aggregate of RUR 20,000,000,000 and the cumulative amount of consideration (the payment of which is in cash or would otherwise reduce the consolidated balance sheet of the Group during the life of the Facility) paid by or on behalf of any member of the Group in respect of the purchase of shares in the Borrower or any reduction in the share capital of the Borrower after the Signing Date (and excluding any “treasury shares” in the Borrower held by the Borrower as at the Signing Date) to the extent such consideration does not reduce Retained Earnings:

(i)                                     the Borrower shall promptly notify the Facility Agent upon becoming aware of that event occurring or being likely to occur;

(ii)                                  the Borrower may not make a Utilisation; and

(iii)                               if the Majority Lenders so require, they may, within five (5) Business Days of receipt of the Borrower’s notification under paragraph (i) above, direct the Facility Agent to send a notice to the Borrower requiring the Borrower to repay each Lender’s participations in the Loans (together with accrued interest) in full on the day (the “Early Retained Earnings Repayment Date”) falling 30 (thirty) days after the date of the Borrower’s notification under paragraph (i) above. On the Early Retained Earnings Repayment Date the Total Commitments shall be reduced to zero.

7.6                               Mandatory Prepayment — EKN Premium

The Borrower shall repay each Lender’s participations in the Loans (together with accrued interest) in accordance with Clause 11.5(g)(ii) following the occurrence of circumstances contemplated thereby.

7.7                               Mandatory Prepayment — Contracts or the EKN Documents

(a)                                 If the EKN Offer or an EKN Guarantee is repudiated, revoked, rescinded or terminated by EKN or ceases to be in full force and effect or ceases to be legal, valid, binding or enforceable or it becomes unlawful for any party thereto to perform its obligations thereunder, then:

(i)                                     the Borrower shall promptly notify the Facility Agent upon becoming aware of that event occurring or being likely to occur;

(ii)                                  the Borrower may not make a Utilisation;

(iii)                               the remaining Available Commitments will be immediately cancelled; and

(iv)                              the Borrower will immediately prepay in full each Lender’s participations in the Loans (together with accrued interest and other amounts payable under this Agreement) and the Total Commitments shall be reduced to zero.

(b)                                 If for any reason a Contract is repudiated, revoked, rescinded or terminated or otherwise ceases to be in full force and effect and the Borrower receives from a Supplier any reimbursement of amounts which have previously been paid by the Borrower to the Supplier in respect of relevant Eligible Goods and Services and have been subsequently reimbursed to the Borrower pursuant to the terms of this Agreement (any such amount a “Refund Amount”), then the Borrower shall promptly notify the Facility Agent in respect of its receipt of such Refund Amount and apply any and all such Refund Amounts in prepayment of the Loans and otherwise in accordance with the provisions of Clause 7.9 (Restrictions).

7.8                               Right of repayment and cancellation in relation to a single Lender

If:

(a)                                 any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(b)                                 any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13 (Increased Costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans on the last day of the Interest Period ending after the date of such notice (or, if earlier, on such other date as specified by the Borrower in that notice) (the “Cancellation Date”). After receipt from the Facility Agent of the Borrower’s notification and before the Cancellation Date, the Lender and the Borrower and the Facility Agent shall consult with each other for a period of five (5) Business Days with respect to the transfer of that Lender’s rights and obligations under this Agreement to another reputable international bank, financial institution, trust, fund or other entity nominated by the Borrower in accordance with Clause 22.5 (Procedure for transfer). If no such transfer has been effected on or before the Cancellation Date, then (x) the Borrower shall repay that Lender’s participations in the Loans (together with accrued interest) in full on the Cancellation Date and (y) the Commitments of that Lender shall be reduced to zero on that date.

7.9                               Restrictions

(a)                                 Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to the payment of any Break Costs, without premium or penalty.

(c)                                  The Borrower may not reborrow any part of the Facility which is prepaid.

(d)                                 The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)                                  No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)                                   If the Facility Agent receives a notice under this Clause 7, it shall promptly forward a copy of that notice to (i) the EKN Agent (and the EKN Agent shall promptly inform EKN), and to (ii) either the Borrower or the affected Lender, as appropriate.

(g)                                  In the event of any prepayment or cancellation under this Clause 7, the Facility Agent shall promptly inform the EKN Agent (and the EKN Agent shall promptly inform EKN) in writing of the details of such prepayment or cancellation.

8.                                      INTEREST

8.1                               Calculation of interest in relation to Tranche A Loans

The rate of interest on each Tranche A Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                 Margin; and

(b)                                 LIBOR.

8.2                               Calculation of interest in relation to New Tranche Loans

The rate of interest on each New Tranche Loan for each Interest Period is the percentage rate per annum referred to in the Loan Supplement relating to that New Tranche Loan.

8.3                               Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period.

8.4                               Default interest

(a)                                 If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of two per cent. (2%) and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).

(b)                                 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of two per cent. (2%) and the rate which would have applied if the overdue amount had not become due.

(c)                                  Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

(d)                                 Any interest accruing under this Clause 8.4 shall be immediately payable by the Borrower on demand by the Facility Agent.

8.5                               Notification of rates of interest

The Facility Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.                                      INTEREST PERIODS

9.1                               Duration of Interest Periods

(a)                                 The first Interest Period for the first Loan made under a Tranche of the Facility shall begin on the Utilisation Date for that Loan and end on the last day of six (6) Months period following the Utilisation Date for that Loan and every other successive Interest Period for that Loan shall, subject to this Clause 9, have a six (6) Months duration.

(b)                                 The Interest Period for a subsequent Loan under that Tranche of the Facility shall end on the last day of the current Interest Period for the first Loan and at the end of that current Interest Period all Loans under that Tranche shall be consolidated such that all Loans under that Tranche shall then be treated as a single Loan under that Tranche.

(c)                                  An Interest Period for a Loan under a Tranche of the Facility shall not extend beyond a Repayment Date for that Tranche or the Final Maturity Date for that Tranche and if an Interest Period would otherwise overrun a Repayment Date or the Final Maturity Date, such Interest Period shall be shortened so that it ends on that Repayment Date or the Final Maturity Date.

(d)                                 Each Interest Period shall start on the Utilisation Date or (if the Loan is already made) on the last day of its preceding Interest Period.

(e)                                  For the purpose of Clause 10.2 (Market disruption), the Facility Agent may, at its sole discretion, shorten any Interest Period. If the Facility Agent makes any change to an Interest Period, it shall promptly notify the Borrower and the Finance Parties, and the EKN Agent shall promptly notify EKN.

9.2                               Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar Month (if there is one) or the preceding Business Day (if there is not).

10.                               CHANGES TO THE CALCULATION OF INTEREST

10.1                        Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11:00 a.m. on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2                        Market disruption

(a)                                 If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)                                     the Margin; and

(ii)                                  the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

Lenders that choose not to provide to the Facility Agent cost of funding information will be deemed to be in agreement with the original rate of interest specified in the Loan. The rate of interest for those Lenders for the relevant Interest Period shall be the aggregate of the Margin and the LIBOR for the relevant Interest Period applicable to that Lender’s participation in the Loan.

The Facility Agent shall treat all cost of funding information provided by Lenders as confidential information. Cost of funding information shall not be shared with the Borrower (unless on a no name basis) or other Lenders.

(b)                                 In this Agreement “Market Disruption Event” means:

(i)                                     at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for US Dollars for the relevant Interest Period; or

(ii)                                  before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3                        Alternative basis of interest or funding

(a)                                 If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                 Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4                        Break Costs

(a)                                 The Borrower shall, within three (3) Business Days of demand by the Facility Agent (for and on behalf of a Lender), pay to the Facility Agent (for and on behalf of that Lender) its Break Costs (if any) attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.                               FEES

11.1                        Arrangement fee

The Borrower shall pay to the Facility Agent, for distribution to the Mandated Lead Arranger, an arrangement fee in the amount and at the times agreed in the Mandated Lead Arranger Fee Letter.

11.2                        Agency fee

The Borrower shall pay to the Facility Agent agency fees in the amount and at the times agreed in the Agency Fee Letter.

11.3                        New Tranche fees

The Borrower shall, in respect of a New Tranche, pay to the relevant Finance Party any fees separately agreed in the Loan Supplement relating to such New Tranche.

11.4                        Commitment Fee

The Borrower shall pay to the Facility Agent (for the account of each Original Lender) a commitment fee calculated at the rate of zero point two seven per cent. (0.27%) per annum on the total aggregate of all Available Commitments on the basis of the actual number of days elapsed and a year of 360 days. Accrued commitment fees shall be payable as from the Signing Date on the last day of each successive period of six (6) Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective. This fee will be distributed by the Facility Agent to each Original Lender pro rata to their respective Commitments.

11.5                        EKN Premium

(a)                                 The Borrower shall, not less than three (3) Business Days before the relevant Utilisation Date, pay to the Facility Agent for the account of EKN, 100% of the EKN Premium due to EKN under the EKN Documents. It is contemplated that each such payment of the EKN Premium by the Borrower to the Facility Agent will be refinanced by way of reimbursement to the Borrower of such amounts pursuant to a Premium Utilisation in respect of the relevant amount as contemplated by Clause 5.2 (Utilisation in relation to the EKN Premium) and otherwise in accordance with the terms and conditions of this Agreement.

(b)                                 The Borrower acknowledges that the obligation to pay the EKN Premium is absolute and unconditional.

(c)                                  The Borrower agrees that it will not raise against any Agent or any Lender any claim or defence of any kind whatsoever in relation to the determination or calculation of the EKN Premium (save in the case of manifest error).

(d)                                 The amount of the relevant EKN Premium payable by the Borrower hereunder shall be calculated by the EKN Agent in accordance with the remainder of this Clause 11.5.

(e)                                  The EKN Agent shall calculate the amount of EKN Premium payable by the Borrower in respect of each relevant Tranche hereunder in accordance with the EKN Offer and shall send an invoice in respect of the relevant EKN Premium to the Borrower, copied to the Facility Agent (an “EKN Premium Invoice”) .

(f)                                   Each EKN Premium Invoice shall:

(i)                                     be from the EKN Agent and be addressed to the Borrower and copied to the Facility Agent;

(ii)                                  set out the amount of the relevant EKN Premium payable by the Borrower in Dollars; and

(iii)                               direct the Borrower to make payment of the relevant EKN Premium to the account of the Facility Agent and include the relevant account details.

(g)                                  In the event that, upon issuance by EKN of a definitive invoice (a copy of which shall be sent to the Borrower and the Facility Agent by the EKN Agent as soon as practicable after receipt) in respect of the amount of any EKN Premium payable by the Borrower, which shall be binding on the Parties (save in the case of manifest error) (a “Definitive EKN Premium Invoice”):

(i)                                     the amount of the EKN Premium set out in the Definitive EKN Premium Invoice is more than the amount of the EKN Premium which was set out in, and paid by the Borrower pursuant to, the relevant EKN Premium Invoice, then any shortfall shall be paid by the Borrower to the Facility Agent for the account of EKN; or

(ii)                                  the amount of the EKN Premium set out in the Definitive EKN Premium Invoice is less than the amount of the EKN Premium which was set out in, and paid by the Borrower pursuant to, the relevant EKN Premium Invoice, then any amount paid by the Borrower in respect of the relevant EKN Premium which is in excess of the amount set out in the Definitive EKN Premium Invoice shall, on the date such Definitive EKN Premium Invoice is issued, be:

(A)                               if the relevant EKN Premium was reimbursed to the Borrower by way of a Utilisation of such Loan, applied to repay each Lender’s participations in the relevant Loan; or

(B)                               if the relevant EKN Premium was not reimbursed to the Borrower by way of a Utilisation of such Loan, refunded to the Borrower by the Facility Agent.

(h)                                 The Agents and the Original Lenders acknowledge and agree that any credit or reimbursement of EKN Premium (including as a consequence of any prepayment or cancellation of any Loan in accordance with the terms of this Agreement) by EKN shall be for the account of the Borrower.

(i)                                     The EKN Agent shall provide such reasonable co-operation and assistance to the Borrower as it may reasonably request in connection with the obtaining of a rebate or refund of EKN Premium from EKN following any prepayment or cancellation under this Agreement.

12.                               TAX GROSS-UP AND INDEMNITIES

12.1                        Definitions

(a)                                 In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means any Lender which is situated for tax purposes in the Russian Federation or in a Tax Treaty Jurisdiction.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

“Tax Treaty Jurisdiction” means a jurisdiction which has in force a double tax treaty with the Russian Federation (or with the Union of Soviet Socialist Republics to which the Russian Federation has succeeded) which provides for full exemption from Russian withholding tax on interest derived from a source within the Russian Federation payable to a resident of such jurisdiction.

(b)                                 Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2                        Tax gross-up

(a)                                 The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Finance Party shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Finance Party. If the Facility Agent receives such notification from the Borrower or a Finance Party, it shall respectively notify the Finance Party and the Borrower.

(c)                                  Subject to paragraph (d) below, if a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 The Borrower is not required to make an increased payment to a Finance Party under paragraph (c) above if, on the date on which the payment falls due, the Borrower could have made such a payment to that Finance Party without a Tax Deduction if that Finance Party was a Qualifying Lender, but on that date that Finance Party is not, or has ceased to be, a Qualifying Lender (other than as a result of any change after the date it became a Finance Party under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority).

(e)                                  If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                                   Within 30 (thirty) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Facility Agent for the Finance Party entitled to the payment an original receipt (or certified copy thereof) demonstrating that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)                                  Each Finance Party and the Borrower shall co-operate in completing any procedural formalities necessary for the Borrower to obtain authorisation to make a payment without a Tax Deduction.

12.3                        Tax indemnity

(a)                                 The Borrower shall (within three (3)) Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines has been suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                                 Paragraph (a) above shall not apply:

(i)                                     with respect to any Tax assessed on a Finance Party:

(A)                               under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                               under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                                  to the extent a loss, liability or cost:

(A)                               is compensated for by an increased payment under Clause 12.2 (Tax gross-up);

(B)                               would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied; or

(C)                               relates to a FATCA Deduction required to be made by a Party.

(c)                                  A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.

(d)                                 A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Facility Agent.

12.4                        Tax Credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)                                 a Tax Credit is attributable to that Tax Payment; and

(b)                                 that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay promptly an amount to the Borrower which that Finance Party determines will leave the Finance Party (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower.

12.5                        Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the Signing Date shall indicate, in the Transfer Certificate which it executes on becoming a Party, and for the benefit of the Facility Agent and without liability to the Borrower, which of the following categories it falls in:

(a)                                 not a Qualifying Lender; or

(b)                                 a Qualifying Lender.

If a New Lender (as defined in Clause 22.1 (Assignments and transfers by the Lenders)) fails to indicate its status in accordance with this Clause 12.5 then such New Lender shall be treated for the purposes of this Agreement (including by the Borrower) as if it is not a Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, a Transfer Certificate shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.

12.6                        Stamp taxes

The Borrower shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.7                        Value added tax

(a)                                 All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on such consideration, that Party shall pay to the Finance Party (or directly to the appropriate tax authority, if so required by law) (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)                                 Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of the group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

12.8                        Tax forms

(a)                                 At least ten (10) Business Days prior to the date of the first scheduled payment of interest under this Agreement, and within twenty (20) Business Days from the beginning of each calendar year falling after the Signing Date, each Qualifying Lender shall provide to the Borrower a document issued by the relevant government authority in its jurisdiction of residence confirming that it is a resident of that jurisdiction. That document shall be apostilled by each

Qualifying Lender if requested by the Borrower (pursuant to a requirement of the Russian tax authorities). The Borrower shall pay to each Qualifying Lender an amount equal to the costs that the Qualifying Lender has incurred in apostilling any such document.

(b)                                 At the request of the Borrower (acting reasonably), each Lender shall use its reasonable efforts to provide any other documentation or information to the Borrower that may be reasonably necessary for the Borrower to establish a complete exemption from Russian withholding tax in relation to payments of interest under this Agreement.

12.9                        FATCA Information

(a)                                 Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party; and

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)                                 If a Party confirms to another Party pursuant to 13.8(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                  Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                 If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)                                     if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)                                  if that Party failed to confirm its applicable “passthru payment percentage” than such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.10                 FATCA Deduction

(a)                                 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                                 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower, the Facility Agent and the Other Finance Parties.

13.                               INCREASED COSTS

13.1                        Increased Costs

(a)                                 Subject to Clause 13.3 (Exceptions) the Borrower shall, within 3 (three) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or its Holding Company as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation, or (ii) compliance with any law or regulation made after the Signing Date.

(b)                                 In this Agreement:

(i)                                     “Increased Costs” means:

(A)                               a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)                               an additional or increased cost; or

(C)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2                        Increased Cost claims

(a)                                 A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3                        Exceptions

(a)                                 Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by the Borrower;

(ii)                                  attributable to a FATCA Deduction required to be made by a Party;

(iii)                               compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied); or

(iv)                              attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)                                 In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

14.                               OTHER INDEMNITIES

14.1                        Currency indemnity

(a)                                 If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against the Borrower; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within 3 (three) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2                        Other indemnities

The Borrower shall, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by any of them as a result of:

(a)                                 the occurrence of any Event of Default;

(b)                                 a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 25(a) (Sharing among the Finance Parties);

(c)                                  funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)                                 a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3                        Indemnity to the Agents

The Borrower shall promptly indemnify each Agent against any cost, loss or liability incurred by that Agent (in each case acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default;

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(c)                                  bringing or dealing with any claim or other action under the EKN Guarantee; or

(d)                                 dealing with waivers to or consents in respect of the EKN Guarantee.

14.4                        Indemnity to Finance Parties

The Borrower agrees to indemnify each Finance Party against any cost, loss or liability incurred by the Finance Parties (or any of them) in connection with any EKN Document, including without limitation:

(a)                                 reasonable costs incurred by an Agent relating to any investigation or the obtaining of additional information which is required under terms and conditions of the EKN Documents or which is requested by an Agent (acting reasonably; and

(b)                                 any costs of EKN payable by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance

Document and any proceedings instituted by or against such Finance Party as a consequence of enforcing such rights,

in each case unless such cost, loss or liability is directly caused by such Finance Party’s own gross negligence or wilful misconduct.

15.                               MITIGATION BY THE LENDERS

15.1                        Mitigation

(a)                                 Each Finance Party shall, in consultation with the Borrower, and with the consent of EKN (if required under the terms of the relevant EKN Document), take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13.1 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2                        Limitation of liability

(a)                                 The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.                               COSTS AND EXPENSES

16.1                        Transaction expenses

The Borrower shall promptly on demand pay the Agents (for distribution to the Finance Parties) the amount of all reasonable out-of-pocket costs and legal expenses (subject to any separate cost arrangement agreed in writing) incurred by any of the Finance Parties in connection with the negotiation, preparation and execution of:

(a)                                 this Agreement and any other documents referred to in this Agreement; and

(b)                                 any other Finance Documents executed after the Signing Date or in connection with the arrangement and maintaining in full force and effect any EKN Document, in each case to which the Borrower is a party or has otherwise consented.

16.2                        Amendment costs

If (a) the Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 27.9 (Change of currency), the Borrower shall, within three (3) Business Days of demand, reimburse the Finance Parties for the amount of all costs and expenses (including legal fees) reasonably incurred by the Finance Parties in responding to, evaluating, negotiating or complying with that request or requirement.

16.3                        Enforcement costs

The Borrower shall promptly on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under any Finance Document and any proceedings instituted by or against the Facility Agent as a consequence of enforcing these rights.

17.                               REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the Signing Date and on the date of execution of each Loan Supplement.

17.1                        Status

(a)                                 It is an open joint stock company, duly established, registered and validly existing under the laws of the Russian Federation.

(b)                                 It and each of its Significant Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.2                        Binding obligations

The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations, subject to insolvency and other laws affecting creditors’ rights generally and principles of equity.

17.3                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 its or any of its Subsidiaries’ constitutional documents; or

(c)                                  any agreement or instrument binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets.

17.4                        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action (including all corporate authorisations required under the Companies Law) to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

17.5                        Validity and admissibility in evidence

All Authorisations required:

(a)                                 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party;

(b)                                 for it and its Significant Subsidiaries to carry on its and their business; and

(c)                                  to make the Transaction Documents to which it is a party admissible in evidence in the general jurisdiction courts or commercial courts (arbitrazhniye sudi) of the Russian Federation in an original action or action to enforce a foreign arbitral award, provided that authenticated and notarised Russian texts are made available to such courts at that time and any other procedures and formalities regarding presentation of documents to a Russian court are complied with, have been obtained or effected and are in full force and effect (except, in relation to paragraph (b) above, where the failure to obtain such Authorisations (excluding any Telecommunications Authorisations) is not reasonably likely to have a Material Adverse Effect).

17.6                        Governing law and enforcement

(a)                                 The choice of English law as the governing law of the Finance Documents to which it is a party will be recognised and enforced in the Russian Federation.

(b)                                 Any arbitration award obtained in England in relation to a Finance Document to which it is a party will be recognised and enforced in the Russian Federation in accordance with the 1958 New York Convention on Recognition and Enforcement of Foreign Arbitral Awards.

17.7                        No bankruptcy proceedings

Neither the Borrower nor any of its Significant Subsidiaries has taken any corporate action nor have any other steps been taken or legal proceedings been started or, to the best of its knowledge and belief (after due inquiry), threatened against it or any of its Significant Subsidiaries for (a) its liquidation or bankruptcy or the appointment of a liquidation commission (likvidatsionnaya komissiya) or a similar officer of it or any of its Significant Subsidiaries; (b) the institution of supervision (nablyudeniye), financial rehabilitation (finansovoe ozdorovlenie), external management (vneshniy upravlayucshiy) or the appointment of a bankruptcy manager (konkursniy upravlayuschiy) or similar officer of it or any of its Significant Subsidiaries; (c) the convening of a meeting of creditors for the purposes of considering an amicable settlement (as defined in the Russian Insolvency Law); or (d) any analogous act in respect of it or any of its Significant Subsidiaries in any jurisdiction.

17.8                        Deduction of Tax

It is not required under the law of the Russian Federation to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party to a Qualifying Lender provided that it has received the documentation specified in paragraph (a) of Clause 12.8 (Tax forms).

17.9                        No filing or stamp taxes

Under the law of the Russian Federation it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in the Russian Federation or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by the Finance Documents to which it is a party, except for court registration fees in connection with any enforcement proceedings in such court.

17.10                 Payment of Taxes

Neither it nor any of its Significant Subsidiaries has overdue tax liabilities, other than tax liabilities (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves or other appropriate provision has been made or (b) whose amount, together with all such other unpaid or undischarged taxes, does not in aggregate exceed $25,000,000 (or its equivalent in any other currency or currencies).

17.11                 No default

(a)                                 No Default or Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)                                 No event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which is reasonably likely to have a Material Adverse Effect.

17.12                 No misleading information

(a)                                 Any Information provided to the Finance Parties in connection with the Transaction Documents to which it is a party is true and accurate in all material respects on the date it was provided or stated to be given.

(b)                                 There are no facts or circumstances or any other information which have been withheld or omitted by the Borrower or which could make the Information provided to the Finance Parties incomplete, inaccurate or misleading in any material respect on the date it was provided or stated to be given.

(c)                                  All opinions, projections, forecasts or expressions of intention contained in the Information and the assumptions on which they have been based are believed to be reasonable by the Borrower on the date it was provided or stated to be given.

(d)                                 For purposes of this Clause, “Information” means any written information provided by the Borrower in respect of itself or the Group to the Finance Parties in connection with the Transaction Documents to which it is a party.

17.13                 Financial statements

(a)                                 Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)                                 Its Original Financial Statements fairly represent its, and its consolidated, financial condition and operations in all material respects as at the end of and for the relevant financial year.

(c)                                  There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group) since the date of its unaudited consolidated financial statements for the quarter ended June 2013.

17.14                 Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.15                 Solvency

Neither the Borrower nor any of its Significant Subsidiaries is Insolvent.

17.16                 No proceedings pending or threatened

Other than the UMC Litigation and Uzdunrobita Litigation, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including but not limited to, investigative proceedings) have, to the best of its knowledge and belief (after due inquiry), been started or threatened against it or any of its Significant Subsidiaries which, if adversely determined would be reasonably likely to have a Material Adverse Effect.

17.17                 Environmental laws and licences

Except as disclosed in writing to the Facility Agent before the date hereof, it and each of its Significant Subsidiaries has:

(a)                                 complied with all Environmental Laws to which it may be subject;

(b)                                 obtained all Environmental Licences required in connection with its business; and

(c)                                  complied with the terms of those Environmental Licences,

in each case where failure to do so would be reasonably likely to have a Material Adverse Effect.

17.18                 Telecommunications laws and licences

(a)                                 Each of the Borrower and its Significant Subsidiaries has:

(i)                                     complied in all material respects with all Telecommunications Laws to which it may be subject;

(ii)                                  obtained all material Telecommunications Authorisations necessary to conduct its business; and

(iii)                               complied in all material respects with the terms of those Telecommunication Authorisations,

in each case other than where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)                                 There has been no act, omission or event which might reasonably be expected to give rise to the material amendment, revocation, suspension, cancellation, withdrawal or termination of any provision of any Telecommunications Authorisation. To the best of its knowledge and belief (after due inquiry), no Telecommunications Authorisation is the subject of any pending or threatened proceedings which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

17.19                 Procurement law

(a)                                 The Borrower is not the subject of natural monopoly activity.

(b)                                 The Borrower does not fall within the requirements of the Federal Law No. 223-FZ “On procurement of goods, works, services by certain types of legal entities” dated 18 July 2011.

17.20                 Compliance with laws

Each of the Borrower and its Significant Subsidiaries is conducting its business and operations in compliance with all laws and regulations and all directives of any government agency having legal force applicable or relevant to it, excluding any such non-compliance which would not reasonably be expected to have a Material Adverse Effect.

Neither the Borrower nor any of its Subsidiaries, nor (to the best of the Borrower’s knowledge after due and careful enquiry in accordance with the Borrower’s internal procedures from time to time) any officers, directors, authorised employees, agents or representatives of the Borrower or its Subsidiaries has committed or engaged in, with respect to or any transactions contemplated by this Agreement, any Prohibited Practice.

17.21                 No Immunity

(a)                                 The execution by the Borrower of the Finance Documents to which it is a party constitutes, and its exercise of its rights and performance of its obligations thereunder will constitute, private and commercial activities done and performed for private and commercial purposes (rather than public and governmental purposes).

(b)                                 In any proceedings taken in the Russian Federation in relation to the Finance Documents to which it is a party, the Borrower will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

17.22                 Role of Borrower

The Borrower is acting as principal and for its own account and not as an agent or trustee or in any other capacity on behalf of any other party.

17.23                 Repetition

The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period (provided that whenever the representation in paragraph (c) of Clause 17.3 (Non-conflict with other obligations) is deemed to be made on a date other than the Signing Date or a Utilisation Date, the statement “except where the same would not be reasonably likely to have a Material Adverse Effect” shall qualify the representation in said paragraph (c)).

18.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1                        Financial statements

The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)                                 as soon as the same become available, but in any event within 180 days after the end of each of its financial years, its audited consolidated and non-consolidated financial statements for that financial year; and

(b)                                 as soon as the same become available, but in any event within (i) 60 days after the end of each of its first, second and third financial quarters and (ii) 90 days after the end of its fourth financial quarter, its unaudited consolidated and non-consolidated financial statements for that financial quarter.

18.2                        Compliance Certificate

(a)                                 The Borrower shall supply to the Facility Agent with each set of financial statements delivered pursuant to Clause 18.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial covenants) and the amount of Retained Earnings in accordance with Clause 7.5 (Mandatory Prepayment — Retained Earnings and Capital Reduction) as at the date as at which those financial statements were drawn up. Each Compliance Certificate shall be signed by an authorised officer of the Borrower.

(b)                                 Where a Compliance Certificate is required to be delivered with the financial statements delivered pursuant to paragraph (a) of Clause 18.1 (Financial statements), it shall be accompanied by a report from the Borrower’s auditors using a form acceptable to those auditors.

18.3                        Requirements as to financial statements

(a)                                 Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by an authorised officer of the Borrower as fairly representing its (or, as the case may be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up.

(b)                                 The Borrower shall procure that each set of consolidated financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using GAAP accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Facility Agent:

(i)                                     a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)                                  sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 19 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(c)                                  Each set of audited financial statements delivered by the Borrower under paragraph (a) of Clause 18.1 (Financial statements) shall be audited by an internationally recognised independent qualified firm of auditors.

(d)                                 Any reference in this Agreement to consolidated financial statements shall be construed as a reference to those financial statements prepared as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(e)                                  The Borrower shall procure that each set of non-consolidated financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using RAS accounting practices and financial reference periods consistent with those applied in the preparation of the Original RAS Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in RAS, the accounting practices or reference periods and it delivers to the Facility Agent:

(i)                                     a description of any change necessary for those financial statements to reflect the RAS, accounting practices and reference periods upon which the Original RAS Financial Statements were prepared; and

(ii)                                  sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to make an accurate comparison between the financial position indicated in those financial statements and the Original RAS Financial Statements.

(f)                                   Any reference in this Agreement to non-consolidated financial statements shall be construed as a reference to those financial statements prepared as adjusted to reflect the basis upon which the Original RAS Financial Statements were prepared.

18.4                        Information: miscellaneous

The Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)                                 all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally promptly after they are dispatched;

(b)                                 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which would, if adversely determined, be reasonably likely to have a Material Adverse Effect and such further details in relation to such litigation as the Facility Agent may reasonably request to enable the Facility Agent to determine whether such litigation may be adversely determined (including, without limitation, any opinion or advice from counsel);

(c)                                  promptly, such information as may be reasonably requested by the Facility Agent (including relevant figures from management accounts) to ascertain whether any Subsidiary of the Borrower falls within paragraph (d) of the definition of “Significant Subsidiary”;

(d)                                 promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request (including, without limitation, such information as required under or in connection with this Agreement or the EKN Documents);

(e)                                  promptly upon becoming aware of the same, notice of any cancellation or non-renewal of any export license, quota, permit or other Authorisation necessary for the shipment of goods under the terms of the Contracts and/or any Confirmed Export Purchaser Order or Confirmed Local Purchase Order (as the case may be) or for the conduct of its business;

(f)                                   promptly upon becoming aware of the same, notice of the imposition of any exchange control restrictions in connection with any Transaction Document to which the Borrower is a party; and

(g)                                  promptly upon becoming aware of the same, notice of the confiscation, expropriation, nationalisation or withholding of the goods under the Contracts and/or any Confirmed Export Purchase Order or Confirmed Local Purchase Order (as the case may be).

18.5                        Contracts

The Borrower shall notify the Facility Agent of (i) any proposed material amendments to the Contracts and/or any Confirmed Export Purchase Order or Confirmed Local Purchase Order (including any amendment to the Export Contracts Amount or any variation to the payment schedules) which are permitted under Clause 20.20 (Contracts); (ii) any material disputes under the Contracts and/or any Confirmed Export Purchase Order or Confirmed Local Purchase Order and the exercise of any remedy by the Borrower, UMC or the Suppliers under or pursuant to the Contracts and/or any Confirmed Export Purchase Order or Confirmed Local Purchase Order (including, without limitation, the occurrence of any event of force majeure - howsoever described - or exercise of any termination right) which has the effect of delaying or affecting either the scheduled shipment or payments under any Contract (as the case may be); and (iii) any breach of a material obligation of any party under the Contracts and/or any Confirmed Export Purchase Order or Confirmed Local Purchase Order or if it has reasonable grounds that there might be a breach, including any breach which might reasonably be expected to lead to a suspension or material claim or material dispute or termination of any of the Contracts, Confirmed Export Purchase Orders or Confirmed Local Purchase Orders (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

18.6                        Prohibited Practices

The Borrower shall promptly notify the Facility Agent if the Borrower obtains any information regarding a violation of Clauses 17.20 (Compliance with laws) and 20.24 (Fraud and corruption) or if any international financial institution has imposed any sanction on the Borrower or any of its Subsidiaries for any Prohibited Practice. If the Facility Agent notifies the Borrower of its concern (or that of any Finance Party) that there has been a violation of such Clause 17.20 (Compliance with laws) or 20.24 (Fraud and corruption), the Borrower shall cooperate in good faith with the Facility Agent (on behalf of such Finance Party) and its representatives in determining whether such violation has occurred and shall respond promptly and in reasonable detail to any such notice from the Facility Agent and shall furnish documentary support for such response upon the Facility Agent’s request.

18.7                        Notification of Default and prepayment

(a)                                 The Borrower shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) or any event which will or could reasonably be expected to result in an obligation to make a prepayment of the Loan under Clause 7 (Prepayment and cancellation) promptly upon becoming aware of its occurrence.

(b)                                 Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it) or that no event which will or could reasonably be expected to result in an obligation to make a prepayment of the Loan under Clause 7 (Prepayment and cancellation) has occurred or could reasonably be expected to occur.

(c)                                  The Borrower shall notify the Facility Agent of any event of default under any of the Other Financing Agreements (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

18.8                        Know your customer checks

(a)                                 If:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signing Date;

(ii)                                  any change in the status of the Borrower after the Signing Date; or

(iii)                               a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges any Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of any Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by any Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for any such Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                                  Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.9                        Use of websites

(a)                                 The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the “Designated Website”) if:

(i)                                     the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                  both the Borrower and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                               the information is in a format previously agreed between the Borrower and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                 The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Facility Agent.

(c)                                  The Borrower shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)                                     the Designated Website cannot be accessed due to technical failure;

(ii)                                  the password specifications for the Designated Website change;

(iii)                               any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                              any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                 the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                 Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten (10) Business Days.

19.                               FINANCIAL COVENANTS

The financial undertakings in this Clause 19 shall remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1                        Financial condition

The Borrower shall ensure that:

(a)                                 the ratio of Total Debt as at the end of any Relevant Period to OIBDA in respect of such Relevant Period will not exceed 3:1; and

(b)                                 the ratio of OIBDA to Interest Expense in respect of any Relevant Period will not be less than 4:1.

19.2                        Financial covenant calculations

Total Debt, OIBDA and Interest Expense shall be calculated and interpreted on a consolidated basis in accordance with the GAAP applicable to the Original Financial Statements of the Borrower and shall be expressed in Dollars.

19.3                        Definitions

In this Clause 19.3:

“Total Debt” means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of members of the Group (other than any indebtedness referred to in paragraph (g) of the definition of Financial Indebtedness and any guarantee or indemnity in respect of that indebtedness).

For this purpose, any amount outstanding or repayable in a currency other than Dollars shall on that day be taken into account in its Dollars equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with the GAAP applicable to the Original Financial Statements of the Borrower.

“OIBDA” means, in relation to any Relevant Period, the total consolidated net income of the Group for that Relevant Period:

(a)                                 before taking into account the charge or credit to the profit and loss account in respect of:

(i)                                     minority interests;

(ii)                                  income tax;

(iii)                               non-operating income less non-operating expenses;

(iv)                              the Group’s share in the net income (or loss) of any associated companies or undertakings;

(v)                                 Interest Expense;

(vi)                              interest income; and

(vii)                           currency exchange and translation (gains)/losses; and

(b)                                 after adding back all amounts provided for depreciation and amortisation for that Relevant Period,

multiplied by two,

as determined (except as needed to reflect the terms of this Clause 19) from the financial statements of the Group and Compliance Certificates delivered under Clause 18.1 (Financial statements) and Clause 18.2 (Compliance Certificate).

“Interest Expense” means, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by the Group in that Relevant Period in respect of Total Debt including:

(a)                                 the interest element of leasing and hire purchase payments;

(b)                                 commitment fees, commissions, arrangement fees and guarantee fees; and

(c)                                  amounts in the nature of interest payable in respect of any shares other than equity share capital,

adjusted (but without double counting) by:

(i)                                    adding back the net amount payable (or deducting the net amount receivable) by members of the Group in respect of that Relevant Period under any interest or (so far as they relate to interest) currency hedging arrangements; and

(ii)                                 deducting interest income of the Group in respect of that Relevant Period to the extent freely payable in cash,

multiplied by two,

as determined (except as needed to reflect the terms of this Clause 19) from the financial statements of the Group and Compliance Certificates delivered under Clause 18.1 (Financial statements) and Clause 18.2 (Compliance Certificate).

“Relevant Period” means each period of 6 (six) consecutive Months ending on the last day of each financial year and financial quarter of the Borrower.

20.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1                        Authorisations

The Borrower shall promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Transaction Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Transaction Document to which it is a party.

20.2                        Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Transaction Documents to which it is a party.

20.3                        Maintenance of existence

The Borrower shall maintain its corporate existence.

20.4                        Negative pledge

(a)                                 The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                                 The Borrower shall not (and the Borrower shall ensure that no other member of the Group will):

(i)                                    sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                              enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Paragraphs (a) and (b) above do not apply to Permitted Security.

20.5                        Disposals

(a)                                 The Borrower shall not (and shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b)                                 Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)                                     made in the ordinary course of trading of the disposing entity;

(ii)                                  of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)                               made from one member of the Group (other than the Borrower) to another member of the Group;

(iv)                              of cash or cash equivalents for cash or cash equivalents;

(v)                                 where the book value of such asset (when aggregated with the book value of each other asset disposed of under this paragraph (v)) (in each case as calculated in accordance with GAAP) does not exceed (x) 12.5% of the Borrower’s Total Assets in any financial year of the Borrower and (y) 25% of the Borrower’s Total Assets during the period starting on the Signing Date and ending on the date on which all amounts outstanding under this Agreement have been irrevocably repaid and discharged in full. At the request of the Facility Agent (any such request to be made no more than once per calendar quarter, unless a Default is continuing), the Borrower shall provide a certificate to the Facility Agent setting out in reasonable detail the book value of any assets disposed of under this paragraph (v) (calculated in accordance with GAAP);

(vi)                             involving the transfer of any or all of the Borrower’s shares in UMC pursuant to the UMC Litigation to a person that is not a member of the

Group (provided that this paragraph (vi) shall not in any way prejudice the rights of the Finance Parties under Clause 21.19 (UMC Litigation)).

When calculating the Borrower’s Total Assets under paragraph (v) above in respect of any financial year, if the annual consolidated balance sheet of the Borrower for the immediately preceding financial year of the Borrower is not available, the Borrower’s Total Assets shall until such time as that annual consolidated balance sheet of the Borrower is available be calculated by reference to the draft audit report then available for that financial year and any other evidence reasonably requested by, and reasonably satisfactory to, the Facility Agent.

20.6                        Merger

(a)                                 The Borrower shall not enter into or become subject to any consolidation or reorganisation, whether by way of merger (sliyaniye obschestva), company accession (prisoedinyeniye obschestva), company division (razdelenie obschestva), company separation (vydelyeniye obschestva), company transformation (preobrazovaniye obschestva), company liquidation (likvidatisya obschestva) or any other company reorganisation (reorgnizatsiya obschestva) (as these terms are construed by applicable Russian law) or otherwise, or any analogous transaction in any jurisdiction, other than a consolidation or merger with one of its Subsidiaries where the Borrower is the surviving entity.

(b)                                 The Borrower shall ensure that no Significant Subsidiary will enter into or become subject to any consolidation or reorganisation, whether by way of merger (sliyaniye obschestva), company accession (prisoedinyeniye obschestva), company division (razdeleyeniey obschestva), company separation (vydelyeniye obschestva), company transformation (preobrazovaniye obschestva), company liquidation (likvidatsiya obschestva) or any other company reorganisation (reorganizatsiya obschestva) (as these terms are construed by applicable Russian law) or otherwise, or any analogous transaction in any jurisdiction if such reorganisation or transaction would, in the opinion of the Facility Agent (acting reasonably), have a Material Adverse Effect.

20.7                        Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the Signing Date provided that for the purposes of this Clause 20.7 (Change of business) adding a fixed-line telecommunications business, banking business or retail business (including any online retail business) connected directly or indirectly to the mobile telecommunications business shall not be considered as a “substantial change” to the extent that it is not otherwise in breach of this Agreement.

20.8                        Conduct of business

The Borrower shall, and shall procure that each of its Significant Subsidiaries will, conduct its business in all material respects in accordance with:

(a)                                 all Telecommunications Laws to which it is or may become subject;

(b)                                 all requirements of the telecommunications regulators of the Russian Federation, Ukraine and any other jurisdiction where it conducts its business; and

(c)                                  the terms of all relevant Telecommunications Authorisations.

20.9                        Asset and Intellectual Property maintenance

The Borrower shall, and shall procure that each of its Significant Subsidiaries will, have and maintain good and marketable title to or valid leases or licences of, or rights of use relating to, all assets and Intellectual Property necessary to maintain, develop and operate and otherwise conduct its business as then being conducted by it and in each case where failure to do so might reasonably be expected to have a Material Adverse Effect.

20.10                 Insurance

The Borrower shall (and shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business.

20.11                 Transactions with Related Parties

(a)                                 The Borrower shall not (and the Borrower shall ensure that no other member of the Group will), directly or indirectly, enter into or permit to exist any loan or deposit any cash with, or for the benefit of, any Related Party, unless:

(i)                                    the terms of such loan or deposit are no less favourable to such member of the Group than those that could be obtained in a comparable arm’s-length transaction or series of related transactions with a person that is not a Related Party; or

(ii)                                  such loan or deposit is made pursuant to a contract or contracts existing on the Signing Date (excluding any amendments or modifications thereto after the Signing Date), provided that the aggregate outstanding amount of all such loans and amounts payable to the Borrower (or another member of the Group) in respect of any such deposits described in paragraphs (i) and (ii) above does not, at any time exceed $220,000,000 or its equivalent in any other currency or currencies.

(b)                                 Paragraph (a) above shall not apply to:

(i)                                     any cash deposit placed with MTS Bank by any member of the Group, provided that such cash deposit is so placed on arm’s length terms; and

(ii)                                  any compensation or employee benefit arrangements with any officer or director of any member of the Group arising from any employment contract entered into in the ordinary course of business.

(c)

(i)                                    For the purposes of this Agreement, a “Related Party” means, with respect to any specified person or entity:

(A)                               any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity; or

(B)                               any other person who is a director or executive officer of (a) such specified entity or (b) any entity described in (A) above.

(ii)                                 For purposes of the definition of “Related Party” only, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10 per cent. or more of any class, or any series of any class, of equity securities of a person, whether or not voting, shall be deemed to be control.

20.12                 Restriction on acquisitions

(a)                                 The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) establish or acquire any Subsidiary, acquire any Telecommunications Licence or invest in any other entity without the consent of the Majority Lenders (such consent not to be unreasonably withheld), provided that this paragraph (a) of Clause 20.12 shall not apply to any such acquisition or investment where such acquisition or investment relates to MTS Bank or a Subsidiary or entity whose principal business is telecommunications or the provision of data services or related or ancillary businesses and the consideration paid by the Borrower or any other member of the Group in relation to such acquisition or investment, when aggregated with the consideration paid by the Borrower or any other member of the Group in relation to each other acquisition or investment in the same financial year permitted under this paragraph, does not exceed 20 per cent. (or such higher amount not exceeding 25 per cent. as the Majority Lenders may agree (acting reasonably)) of the Borrower’s Total Assets.

(b)                                  Notwithstanding any other provision of this Agreement, neither the Borrower nor any other member of the Group shall establish or acquire any Subsidiary, acquire any Telecommunications Licence or invest in any other entity without the consent of all Lenders where the consideration paid by the Borrower or other member of the Group in relation to the acquisition or investment, when aggregated with the consideration paid by the Borrower or other member of the Group in relation to each other acquisition or investment in the same financial year permitted under this Clause 20.12, exceeds 25 per cent. of the Borrower’s Total Assets.

20.13                 Prompt payment of Taxes

The Borrower shall (and shall ensure that each Significant Subsidiary will) duly pay all Taxes payable by it other than those taxes (a) which are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves or other appropriate provisions have been made or (b) whose amount does not exceed $100,000,000 (or its equivalent in any other currency or currencies).

20.14                 Pari passu

The Borrower shall, and shall procure that each member of the Group will, procure that its obligations under the Finance Documents to which it is a party rank at least pari passu with all its other unsecured, unsubordinated obligations save where such other obligations are mandatorily preferred by law.

20.15                 Loans and guarantees

(a)                                 The Borrower shall not (and the Borrower shall ensure that no member of the Group will:

(i)                                     make any loan, or provide any form of credit or financial accommodation, to any person (including, without limitation, its employees, shareholders, another member of the Group and any Affiliate); or

(ii)                                 give or issue any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of liabilities or obligations of, any other person or voluntarily assume any liability (whether actual or contingent) of any other person (including, in each case and without limitation, its employees, shareholders, another member of the Group and any Affiliate).

(b)                                 The restrictions in this Clause 20.15 do not apply to (a) loans, credits, financial accommodation, guarantees, indemnities, bonds and letters of credit that are (i) expressly permitted by the Finance Documents or (ii) for normal trade credit on arm’s length terms and in the ordinary course of business or (iii) granted to or for the benefit of, in respect of liabilities or obligations of, any other person in connection with any investment in or acquisition of an entity the principal business of which is telecommunications, the provision of data services or business directly related to telecommunications and/or the provision of data services (the “Investment Loan”) where such Investment Loan is granted on arm’s length terms and such investment or acquisition is for fair market value, provided that the aggregate amount of such loans, credits, financial accommodation, guarantees, indemnities, bonds and letters of credit referred to in (i) — (iii) above does not at any time exceed 10 per cent. of the Borrower’s Total Assets; (b) guarantees by the Borrower in relation to the obligations of any other member of the Group; or (c) the arrangements permitted under Clause 20.11 (Transactions with Related Parties), including, for the avoidance of doubt, any transactions between the members of the Group.

20.16                 Purpose

The proceeds of all Loans made pursuant to the Facility shall be applied in accordance with Clause 3.1 (Purpose).

20.17                 Submission of documents to Passport Bank and tax authorities

The Borrower shall comply in all respects with the Currency Law to which it may be subject in connection with the entry into, and performance of its obligations under, the Finance Documents to which it is a party and shall, inter alia, timely submit to the Passport Bank and/or the relevant territorial subdivision of the Central Bank of the Russian Federation or, as the case may be, the competent tax authorities, such documents and other information as may be required from time to time under the Currency Law for the purposes of receipt, prepayment and repayment of the Facility and for the purpose of the opening and maintenance of the relevant accounts of the Borrower in accordance with the procedure described therein and in form and substance satisfactory to the Passport Bank and/or the relevant territorial subdivision of the Central Bank of the Russian Federation or, as the case may be, the competent tax authorities.

The Borrower hereby undertakes not to amend, modify or terminate the instruction given under Clauses 5.5 (Application of the Loans) and 5.9 (Accounts) of this Agreement.

20.18                 Financial Indebtedness

The Borrower shall not (and the Borrower shall ensure that no other member of the Group will incur (or agree to incur) any Financial Indebtedness the stated purpose of which is to facilitate the ability of the Borrower to declare, pay or make any dividend or other payment or distribution of any kind on or in respect of any of its shares or undertake any form of share capital reduction.

20.19                 Russian signatories

The Borrower shall ensure that:

(a)                                 any amendment to or waiver of any provision of any Finance Documents to which it is a party; and

(b)                                 any other document or notice executed by it under or in connection with the Finance Documents that contain financial or credit obligation of it,

includes the signature of its chief accountant.

20.20                 Contracts

(a)                                 The Borrower shall not:

(i)                                     make, permit or agree to make any amendment, change or modification to the Contracts or any Confirmed Export Purchase Order or Confirmed Local Purchase Order (other than any amendments, changes or modifications which do not materially prejudice the interests of the Lenders) including any amendment to the Export Contracts Amount; or

(ii)                                 assign, suspend, terminate, or rescind the Contracts or any Confirmed Export Purchase Order or Confirmed Local Purchase Order (other than in the preservation or enforcement of its rights thereunder); or

(iii)                              grant or permit to exist any Security over the Contracts or any Confirmed Export Purchase Order or Confirmed Local Purchase Order,

without the prior written consent of the Facility Agent acting on the instructions of all the Lenders (acting reasonably).

(b)                                 The Borrower shall take commercially reasonable steps to maintain and enforce its material rights under the Contracts and/or any Confirmed Export Purchase Order or Confirmed Local Purchase Order.

20.21                 EKN Documents

The Borrower agrees that in the event that the Facility Agent notifies the Borrower that it has or intends to file a claim for payment under the EKN Documents it shall:

(a)                                 assist in the filing of any claim for compensation, indemnity or reimbursement; and

(b)                                 co-operate in good faith with the Facility Agent and/or EKN with respect to any verification of claim, eligibility or amount by any such person (including but not limited to providing evidence, documentation, information, certificates and any other forms of proof reasonably requested in connection therewith).

20.22                 Obligations and EKN Documents

(a)                                 The Borrower agrees and acknowledges that its obligations shall in no way be affected by the EKN Guarantee. In case of any payment to any Finance Party pursuant to the EKN Guarantee, EKN shall, in addition to any other rights which it may have under the EKN Documents or otherwise, have full rights of recourse against the Borrower. The rights of recourse of EKN shall in no way be affected by any dispute, claim or counterclaim whatsoever between the Borrower and the Finance Parties, or the Borrower and EKN or between the parties to a Contract or a purchase order or between any other parties.

(b)                               At the request of the EKN Agent, the Borrower shall comply with the requirements of EKN and shall take all reasonable steps and do all actions reasonably necessary to ensure that the EKN Documents remain in full force and effect. At the request of the EKN Agent, the Borrower shall perform such other acts or provide such other information as may be reasonably necessary to obtain the full support of EKN (including making documents and records available to the EKN Agent or EKN or their authorised agents.

20.23                 Inspection

In circumstances where an Event of Default has occurred and is continuing, the Borrower shall, on the receipt of at least thirty (30) days written notice from the Facility Agent, permit the Facility Agent or its technical or financial advisors during business hours to have access to the Borrower’s premises and to inspect its books and records (in each case at the Borrower’s cost and expense).

20.24                 Fraud and corruption

The Borrower shall not and shall procure that each of its Subsidiaries does not, and shall not authorise or permit any of its officers, directors, authorised employees, agents or representatives to, engage in with respect to the Borrower’s operations or any transactions contemplated by this Agreement any Prohibited Practice.

21.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 21 is an Event of Default (save for Clause 21.21 (Acceleration)).

21.1                        Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document to which it is a party at the place at and in the currency in which it is expressed to be payable unless:

(a)                                 its failure to pay is caused by administrative or technical error; and

(b)                                 payment is made within ten (10) Business Days of its due date.

21.2                        Financial covenants

Any requirement of Clause 19 (Financial covenants) is not satisfied.

21.3                        Other obligations

(a)                                 The Borrower does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenants)).

(b)                                  No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the Facility Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

21.4                        Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in the Finance Documents to which it is a party or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, and such representation or statement shall not have been rendered correct and not misleading within 10 (ten) Business Days of the Facility Agent giving notice to the Borrower or the Borrower becoming aware of the same.

21.5                        Cross default

(a)                                 Any single item of Financial Indebtedness of any member of the Group in an amount exceeding $75,000,000 (or its equivalent in any other currency or currencies) is not paid when due nor within any originally applicable grace period;

(b)                                 any single item of Financial Indebtedness of any member of the Group in an amount exceeding $75,000,000 (or its equivalent in any other currency or currencies) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(c)                                  any single commitment for any Financial Indebtedness of any member of the Group in an amount exceeding $75,000,000 (or its equivalent in any other currency or currencies) is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described);

(d)                                 any creditor of any member of the Group becomes entitled to declare any single item of Financial Indebtedness of any member of the Group in an amount exceeding $75,000,000 (or its equivalent in any other currency or currencies) due and payable prior to its specified maturity as a result of an event of default (however described); and

(e)                                  any of the events described in paragraphs (a) to (d) above occurs in relation to any Financial Indebtedness or commitment for Financial Indebtedness of any amount (including, for the avoidance of doubt, any amount that is less than $75,000,000 (or its equivalent in any other currency or currencies)), and the aggregate amount of all such Financial Indebtedness and commitments for Financial Indebtedness is in excess of $300,000,000 (or its equivalent in any other currency or currencies), provided that, any Financial Indebtedness incurred by any member of the Group as a consequence of an adverse determination of any Uzdunrobita Litigation not exceeding in aggregate USD 2,500,000,000 or its equivalent in any other currency or currencies (including legal fees and associated expenses) shall be disregarded for the purpose of the calculations set out in (a) to (e) above.

21.6                        Insolvency

The Borrower or a Significant Subsidiary is Insolvent.

21.7                        Insolvency proceedings

Any corporate action or legal proceedings are taken in relation to:

(a)                                 the bankruptcy, winding-up, insolvency, dissolution, administration, reorganisation or liquidation of the Borrower or a Significant Subsidiary (save for any solvent consolidation or reorganisation permitted pursuant to Clause 20.6 (Merger)), including, but not limited to, institution of supervision (nablyudenie), financial rehabilitation (finansovoe ozdorovlenie), external management (vneshneye upravlenie) or bankruptcy management (konkursnoye upravlenie) (and such legal proceedings continue for at least 14 (fourteen) days);

(b)                                 the suspension of payments or a moratorium of any indebtedness of the Borrower or a Significant Subsidiary (and such suspension continues for at least fourteen (14) days);

(c)                                  the presentation or filing of a petition (or similar document) in respect of the Borrower or a Significant Subsidiary in any court, state arbitration court (arbitrazhnyi sud) or before any other authority in respect of the bankruptcy, winding-up, insolvency, dissolution, administration, reorganisation or liquidation of the Borrower or a Significant Subsidiary, and:

(i)                                     where such a petition relates to a claim not exceeding USD 5,000,000, such petition has not been discharged within one hundred and eighty (180) days; or

(ii)                                 where such a petition relates to a claim exceeding USD 5,000,000, such petition has not been discharged within ninety (90) days;

(d)                                 the appointment of a liquidator (likvidator) or a liquidation commission (likvidatsionnaya komissiya), temporary manager (vremenniy upravlaushiy), administrative manager (administrativniy upravlaushiy), external manager (vneshniy upravlaushiy), bankruptcy manager (konkursniy upravlaushiy), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Borrower or a Significant Subsidiary or any of its assets (and such appointment continues for at least 14 (fourteen) days);

(e)                                  the convening of a meeting of creditors of the Borrower or a Significant Subsidiary for the purposes of considering an amicable settlement (as defined in the Russian Insolvency Law); or

(f)                                   the enforcement of any Security over any asset or assets of the Borrower or a Significant Subsidiary, unless such enforcement is stayed within 60 (sixty) days (or, provided that the Facility Agent is satisfied that the Borrower is diligently taking all steps as may be required in order to promptly discharge such enforcement, such longer period as the Facility Agent may reasonably determine), or any analogous procedure or step is taken in any jurisdiction. No Event of Default will occur under this Clause 21.7 (Insolvency Proceedings) as a result of the filing of a petition to declare bankruptcy in the Tashkent Commercial Court by Uzdunrobita.

21.8                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution, (other than any expropriation, attachment, sequestration, distress or execution arising out of or in connection with any Uzdunrobita Litigation provided that any such expropriation, attachment, sequestration, distress or execution arising out of or in connection with any Uzdunrobita Litigation do not exceed in aggregate USD 2,500,000,000 or its equivalent in any other currency or currencies (including legal fees and associated expenses)), affects any asset or assets of the Borrower or a Significant Subsidiary with a value in excess of $10,000,000 (or its equivalent in any other currency or currencies) and is not discharged or stayed within 30 (thirty) days.

21.9                        Judgment

The rendering against the Borrower or any Subsidiary of the Borrower of a judgment, decree or order for the payment of money, (other than any judgment, decree or order for the payment of money arising out of or in connection with any Uzdunrobita Litigation provided that any such judgment, decree or order for the payment of money arising out of or in connection with any Uzdunrobita Litigation do not exceed in aggregate USD 2,500,000,000 or its equivalent in any other currency or currencies (including legal fees and associated expenses)), in an amount in excess of $75,000,000 (or its equivalent in any other currency or currencies) and the continuance of any such judgment, decree or order unsatisfied and in effect for any period of 60 (sixty) consecutive days without a stay of execution.

21.10                 Loss of licence

(a)                               Any action results in the suspension, loss, revocation or termination of any of the Borrower’s or any Significant Subsidiary’s Licence, except where:

(i)                                    the suspension, loss, revocation or termination of such Licence, in the reasonable opinion of the Majority Lenders, does not have or is not reasonably likely to have a Material Adverse Effect; or

(ii)                                  such Licence is re-issued on substantially the same terms to any member of the Group (a “Licensed Group Member”), and during the period falling before such re-issuance the suspension, loss, revocation or termination of such Licence, in the reasonable opinion of the Majority Lenders, does not have or is not reasonably likely to have a Material Adverse Effect.

(b)                               Any of the Borrower’s, a Licensed Group Member’s or a Significant Subsidiary’s Licences are amended (or any conditions are imposed with respect to any such Licence) in a manner that, in the reasonable opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

(c)                                  Any of the Borrower’s or a Significant Subsidiary’s assigned spectrum allocations are reassigned to other users (other than a Significant Subsidiary of the Borrower), cancelled or otherwise lost, and such event, in the reasonable opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

(d)                                 The Borrower, a Licensed Group Member or a Significant Subsidiary sells, leases or otherwise transfers any of its Licences if the sale, lease, or transfer of any such Licence, in the reasonable opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

21.11                 Cessation of business

The Borrower or any Significant Subsidiary suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business.

21.12                 Expropriation

(a)                                 By or under the authority of any government:

(i)                                     any seizure, compulsory acquisition, expropriation, nationalisation or renationalisation is made after the Signing Date of all or any material part of the assets or shares of (or other ownership interest in) Borrower and/or any Significant Subsidiary;

(ii)                                  the management of any Significant Subsidiary or the Borrower is wholly or partially displaced or the authority of any Significant Subsidiary or the Borrower in the conduct of its business is wholly or partially curtailed; or

(iii)                               any Significant Subsidiary or the Borrower is otherwise deprived of, or prevented from exercising ownership or control of, its material business or assets.

(b)                                 Paragraph (a) above does not apply to:

(i)                                     the transfer of any or all of the Borrower’s shares in UMC pursuant to the UMC Litigation to a person that is not a member of the Group (provided that this paragraph (i) shall not in any way prejudice the rights of the Finance Parties under Clause 21.19 (UMC Litigation)); or

(ii)                                  any events set out in Paragraph (a) above in respect of Uzdunrobita pursuant to Uzdunrobita Litigation.

21.13                 Russian foreign exchange restrictions

Any foreign exchange law is enacted or introduced in the Russian Federation which has the effect of prohibiting, restricting or delaying any payment by the Borrower or any member of the Group under any of the Finance Documents.

21.14                 Moratorium

Any moratorium is declared on the payment of any external indebtedness of the Russian Federation or of Russian residents generally which has the effect of prohibiting, restricting or delaying any payment by the Borrower or any member of the Group under the Finance Documents.

21.15                 Sociopolitical and economic deterioration

The sociopolitical or economic situation in the Russian Federation deteriorates or an act of war or hostilities, invasion, armed conflict or act of a foreign enemy, revolution, insurrection or insurgency occurs in, or involves, the Russian Federation and such event, in the reasonable opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

21.16                 Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its obligations under any of the Finance Documents to which it is a party or any Finance Document to which the Borrower is a party ceases to be in full force and effect or ceases to be legal, valid, binding or effective.

21.17                 Repudiation

The Borrower repudiates or rescinds (or evinces an intention to repudiate or rescind) a Finance Document to which it is a party.

21.18                 Material adverse change

The Majority Lenders determine that a Material Adverse Effect exists, has occurred or is reasonably likely to occur.

21.19                 UMC Litigation

The UMC Litigation is adversely determined, and (i) at the time of such determination, UMC is a Significant Subsidiary and (ii) any losses incurred by any member of the Group as a consequence of such adverse determination of the UMC Litigation exceed in aggregate USD 75,000,000 or its equivalent in any other currency or currencies (including legal fees and associated expenses).

21.20                 Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced in relation to the Borrower or its assets which are reasonably likely to be adversely determined and which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

21.21                 Acceleration

Subject to the prior written consent of EKN, on and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)                                 cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)                                 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and

(c)                                  declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

21.22                 Rights under EKN Documents

The remedies set out in Clause 21.21 (Acceleration) shall be without prejudice to the rights of the Finance Parties to make claims under and enforce the EKN Documents.

22.                               CHANGES TO THE LENDERS

22.1                        Assignments and transfers by the Lenders

(a)                                 Subject to this Clause 22, a Lender (the “Existing Lender”) may:

(i)                                     assign any of its rights; or

(ii)                                  transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including, for the avoidance of doubt, EKN) (the “New Lender”).

(b)                                 Unless (i) the assignment or transfer is to an Affiliate of the Existing Lender, to another Lender, to EKN, the EKN Agent, the Mandated Lead Arranger or a Lead Arranger, or (ii) an Event of Default has occurred, any assignment or transfer occurring may be made only with the written consent of the Borrower, such consent not to be unreasonably withheld or delayed.

22.2                        Conditions of assignment or transfer

(a)                                 An assignment will only be effective on:

(i)                                    receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)                                 when applicable, receipt by the EKN Agent of a copy of EKN’s written consent to such assignment; and

(iii)                             performance by each Agent of all “know your customer” or other similar identification procedures in relating to any person that it is required to carry out under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which each Agent shall promptly notify to the Existing Lender and the New Lender.

(b)                               A transfer will only be effective if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with.

(c)                                   For the avoidance of doubt, a Lender may assign any of its rights, or transfer by novation any of its rights and obligations under the Facility.

(d)                                 If:

(i)                                     a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                 as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13.1 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred provided that this sub-Clause shall not apply to any assignment or transfer to or from EKN.

(e)                                  Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

22.3                        Assignment or transfer fee

Unless the assignment or transfer is to EKN, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of USD 3,000.

22.4                        Limitation of responsibility of Existing Lenders

(a)                                  Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                    the legality, validity, effectiveness, adequacy or enforceability of any of the Transaction Documents, or any other documents;

(ii)                                  the financial condition of the Borrower, or EKN;

(iii)                             the performance and observance by the Borrower or EKN of its obligations under the Transaction Documents or any other documents (as the case may be); or

(iv)                             the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document, or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                    has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower, EKN and their respective related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Transaction Document; and

(ii)                                 will continue to make its own independent appraisal of the creditworthiness of the Borrower or EKN and their respective related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                    accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)                                 support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Transaction Documents, by EKN under the EKN Documents or otherwise.

22.5                        Procedure for transfer

(a)                                  Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                                  On the Transfer Date:

(i)                                    to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                 the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(iii)                             the Agents, the Mandated Lead Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agents, the Mandated Lead Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                            the New Lender shall become a Party as a “Lender”.

22.6                        Copy of Transfer Certificate to Borrower

If requested by the Borrower, the Facility Agent shall, as soon as reasonably practicable after such request, send to the Borrower a copy of any Transfer Certificate it has executed.

22.7                        Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                 any charge, assignment or other Security to secure obligations to a federal reserve or central bank (including, without limitation, a United States Federal Reserve Bank); and

(b)                                 in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                    release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)                                 require any payments to be made by the Borrower or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

22.8                        Transfer to Related Parties

Neither the Borrower nor any Related Party of the Borrower that is not a member of the Group may buy, purchase, repurchase or defease any amount of the Facility or otherwise enter into arrangements having a similar effect including (for the avoidance of doubt) sub-participations, derivative arrangements or synthetic arrangements.

22.9                        Disenfranchisement of Debt Purchase Transactions entered into by Related Parties

(a)                                  For so long as (i) a member of the Group (other than the Borrower) beneficially owns a Commitment or (ii) has entered into a Debt Purchase Transaction and such agreement or arrangement has not been terminated:

(i)                                     in ascertaining the Majority Lenders or all of the Lenders or whether any given percentage of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under this Agreement such Commitment shall be deemed to be zero; and

(ii)                                 for the purposes of Clause 33.2 (Exceptions), a member of the Group (other than the Borrower) or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless in the case of a person not being a member of the Group it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)                                 Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Facility Agent if it knowingly enters into a Debt Purchase Transaction with a member of the Group (other than the Borrower), such notification to include the amount of Commitment to which the Debt Purchase Transaction relates whereupon the Facility Agent shall be entitled to notify the Lenders thereof.

(c)                                  A member of the Group (other than the Borrower) that is a Lender agrees that, in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agent nor shall it be entitled to receive any communication between the Finance Parties.

22.10                 EKN Subrogation

Upon payment by EKN of amounts due and payable under this Agreement, EKN shall (where applicable) have the right to be subrogated to the rights of the Lenders against the Borrower in accordance with the EKN Documents.

23.                               CHANGES TO THE BORROWER

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.                               ROLE OF THE AGENTS AND THE MANDATED LEAD ARRANGER

24.1                        Appointment of the Agents

(a)                                 Each Finance Party appoints Citibank International Plc to act as Facility Agent in connection with the Finance Documents.

(b)                                 Each Finance Party appoints Citibank International Plc to act as EKN Agent under and in connection with the Finance Documents.

(c)                                  Each Finance Party authorises each of the Agents to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2                        Duties of the Agents

(a)                                 The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)                                 The EKN Agent shall promptly forward to EKN the original or a copy of any document which is delivered to the EKN Agent for EKN by any other Party.

(c)                                  Except where a Finance Document specifically provides otherwise, no Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)                                 If an Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties and the EKN Agent shall promptly notify EKN.

(e)                                  If an Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party under this Agreement it shall promptly notify the other Finance Parties and the EKN Agent shall promptly notify EKN.

(f)                                   The Agents’ duties under the Finance Documents are solely mechanical and administrative in nature.

24.3                        Role of the Mandated Lead Arranger

Except as specifically provided in the Finance Documents, the Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

24.4                        No fiduciary duties

(a)                                 Nothing in this Agreement constitutes any Agent or the Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b)                                 Neither the Agents nor the Mandated Lead Arranger shall be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

24.5                        Business with the Group

The Agents and the Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group and EKN.

24.6                        Rights and discretions of the Agents

(a)                                 Each Agent may rely on:

(i)                                    any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                 any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                 Each Agent may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders, that:

(i)                                    no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment)); and

(ii)                                 any right, power, authority or discretion vested in any Party or the Majority Lenders or Lenders has not been exercised.

(c)                                  Each Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                 Each Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                                  Each Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                                   Notwithstanding any other provision of any Finance Document to the contrary, neither any Agent nor the Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

24.7                        Majority Lenders’ instructions

(a)                                 Unless a contrary indication appears in a Finance Document, an Agent shall, provided always that any such instructions are consistent with those, if any, provided by EKN under the EKN Documents, (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders or of EKN given in accordance with the EKN Documents.

(b)                                 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                                  Each Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                                 In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), each Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                  No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

(f)                                    Each Lender agrees (for the benefit of the other Lenders) to take such action (as advised by the EKN Agent) as may be necessary or advisable at any time to comply with its obligations under the conditions of the EKN Documents or to enable the EKN Agent to comply with its obligations under or the conditions of the EKN Documents.

(g)                                   Each Lender irrevocably authorises the EKN Agent to take such action and exercise such rights, powers and discretions, notwithstanding the other provisions of this Agreement, as it may deem necessary for the purposes of preserving the Lenders’ rights under the EKN Documents.

(h)                                 Whilst it is acknowledged that each Lender has a right to make a direct claim under the EKN Documents, each Lender acknowledges and agrees that it shall not make any claim or take action whatsoever under or in connection with the EKN Documents except through the EKN Agent and that all of the rights of the Lenders under the EKN Documents shall only be exercised by the EKN Agent.

24.8                        Responsibility for documentation

Neither any Agent nor the Mandated Lead Arranger:

(a)                                 is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by an Agent, the Mandated Lead Arranger, the Borrower or any other person given in or in connection with any Finance Document; or

(b)                                 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

24.9                        Exclusion of liability

(a)                                 Without limiting paragraph (b) below, no Agent will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 No Party, other than the relevant Agent, may take any proceedings against any officer, employee or agent of such Agent in respect of any claim it might have against such Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of any Agent may rely on this Clause.

(c)                                  No Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)                                 Nothing in this Agreement shall oblige any Agent or the Mandated Lead Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Finance Party and each Finance Party confirms to the Agents and the Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agents or the Mandated Lead Arranger.

24.10                 Lenders’ indemnity to the Agents

(a)                                 Subject to paragraph (b) below, each Lender shall (in proportion to its Available Commitments as at the date of this Agreement in its capacity as an Original Lender) indemnify each Agent, within 3 (three) Business Days of demand, against any cost, loss or liability incurred by that Agent (otherwise than by reason of that Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless that Agent has been reimbursed by the Borrower pursuant to a Finance Document).

(b)                                 If the Available Facility is then zero, each Lender’s indemnity under paragraph (a) above shall be in proportion to its Available Commitments (in the Lender’s capacity as an Original Lender) to the Available Facility immediately prior to their reduction to zero, unless there are then any Loans outstanding in which case it shall be in proportion to its participations in the Loans then outstanding to all the Loans then outstanding.

24.11                 Resignation of an Agent

(a)                               An Agent may with the prior written consent of EKN if necessary resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)                               Alternatively an Agent may with the prior written consent of EKN if necessary resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent with the prior written consent of EKN if necessary.

(c)                                 If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 (thirty) days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent with the prior written consent of EKN if necessary.

(d)                                 The retiring Agent shall, at its own cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions under the Finance Documents.

(e)                                An Agent’s resignation notice shall only take effect upon the appointment of a successor with the prior written consent of EKN if necessary.

(f)                                   Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 24. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                                An Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavour to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)                                    the Agent fails to respond to a request under Clause 12.9 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                 the information supplied by the Agent pursuant to Clause 12.9 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after the FATCA Application Date;

(iii)                             the Agent notifies the Borrower and Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

24.12                 Replacement of an Agent

(a)                                 After consultation with the Borrower, the Majority Lenders may, by giving 30 (thirty) days’ notice to the relevant Agent replace an Agent by appointing a successor Agent with the prior written consent of EKN if necessary.

(b)                                 The retiring Agent shall (at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)                                  The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 24 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)                                Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

24.13                 Confidentiality

(a)                                 In acting as agent for the Finance Parties, an Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and that Agent shall not be deemed to have notice of it.

24.14                 Relationship with the Lenders

(a)                                 Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 (five) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement. Each Agent may treat the person shown in its records as Lender at the opening of business (in the place of that Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than 5 (five) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Any Finance Party may by notice to an Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Finance Party under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 29.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Finance Party for the purposes of Clause 29.2 (Addresses) and paragraph (a)(iii) of Clause 29.5 (Electronic communication) and that Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Finance Party.

24.15                 Credit appraisal by the Finance Parties

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Agents and the Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each member of the Group and EKN;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                   whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                 the adequacy, accuracy and/or completeness of any information provided by any Agent, any Party or by any other Person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.16                 Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

24.17                 Deduction from amounts payable by an Agent

If any Party owes an amount to an Agent under the Finance Documents such Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which such Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

25.                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

(a)                                 No provision of this Agreement will:

(i)                                     interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(ii)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(iii)                             oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

(b)                                 The Finance Parties do not purport to endorse, approve or otherwise condone the actions of the Borrower in relation to the Uzdunrobita Litigation.

26.                               SHARING AMONG THE FINANCE PARTIES

26.1                        Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Borrower other than in accordance with Clause 27 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)                                 the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)                                 the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 27 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Finance Party shall, within 3 (three) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.5 (Partial payments).

26.2                        Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 27.5 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties.

26.3                        Recovering Finance Party’s rights

On a distribution by the Facility Agent under Clause 26.2 (Redistribution of payments), of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

26.4                        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                 each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                                 as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

26.5                        Exceptions

(a)                                 This Clause 25(a) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                 that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

26.6                        Moratoria, non-convertibility and transferability

Notwithstanding this Clause 26.6 and any other provision in this Agreement, each of the Lenders shall have the right to receive and retain, without any obligation to share with any other party, any Preferred Payment. A “Preferred Payment” shall mean any payment not exceeding the outstanding Commitment of the relevant Lender received by or for the account of a Lender in freely convertible and transferable currencies (“Convertible Currencies”) under circumstances in which any authority having the power to regulate foreign exchange in the Russian Federation or any other jurisdiction through which any payment due under any of the Finance Documents is made (each, a “Restricted Country”) is not generally permitting the conversion of the currency of such Restricted Country into Convertible Currencies or the remittance of Convertible Currencies from such Restricted Country, but that Lender is either being exempted from such foreign exchange restrictions or is otherwise being afforded preferential treatment by foreign exchange being made available for obligations owed to it in Convertible Currencies.

27.                               PAYMENT MECHANICS

27.1                        Payments to the Facility Agent

(a)                                  On each date on which the Borrower or a Finance Party is required to make a payment under a Finance Document, the Borrower or Finance Party shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Facility Agent specifies.

27.2                        Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 27.3 (Distributions to the Borrower) and Clause 27.4 (Clawback), be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than 5 (five) Business Days’ notice with a bank in the principal financial centre of the country of that currency.

27.3                        Distributions to the Borrower

The Facility Agent may (with the Borrower’s consent or in accordance with Clause 28 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4                        Clawback

(a)                                 Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party or to any other entity, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

27.5                        Partial payments

(a)                                  If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)                                    first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agents, the Mandated Lead Arranger or EKN under the Finance Documents;

(ii)                                 secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)                              thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                             fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

27.6                        No set-off by the Borrower

(a)                                 All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(b)                                 Payments received by the Facility Agent from any EKN Documents proceeds shall be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

27.7                        Business Days

(a)                                 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar Month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

27.8                        Currency of account

(a)                                Subject to paragraphs (b) to (e) below, Dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)                                A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)                                   Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                                  Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                  Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

27.9                        Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                    any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)                                 any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

28.                               SET-OFF

A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29.                               NOTICES

29.1                        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

29.2                        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                 in the case of the Borrower, that identified with its name below;

(b)                                  in the case of each Finance Party, that notified in writing to the Agents on or prior to the date on which it becomes a Party; and

(c)                                  in the case of an Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agents (or the Agents may notify to the other Parties, if a change is made by any Agent) by not less than 5 (five) Business Days’ notice.

29.3                        Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                 if by way of letter, when it has been left at the relevant address or 5 (five) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to an Agent will be effective only when actually received by that Agent and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)                                  All notices from the Borrower shall be sent through the Facility Agent. All notices to the Borrower shall be sent through an Agent.

29.4                        Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 29.2 (Addresses) or changing its own address or fax number, the relevant Agent shall notify the other Parties.

29.5                        Electronic communication

(a)                                 Any communication to be made between an Agent and a Finance Party under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if that Agent and the relevant Finance Party:

(i)                                    agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                 notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                               notify each other of any change to their address or any other such information supplied by them.

(b)                                 Any electronic communication made between an Agent and a Finance Party will be effective only when actually received in readable form and in the case of any electronic communication made by a Finance Party to an Agent only if it is addressed in such a manner as that Agent shall specify for this purpose.

29.6                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                 if not in English, and if so required by an Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.                               CALCULATIONS AND CERTIFICATES

30.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

31.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

33.                               AMENDMENTS AND WAIVERS

33.1                        Required consents

(a)                                  Subject to Clause 33.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders, EKN and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)                                 The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

33.2                        Exceptions

(a)                                 An amendment or waiver that has the effect of changing or which relates to:

(i)                                     the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)                                  an extension to the date of payment of any amount under the Finance Documents;

(iii)                               a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)                              an increase in or an extension of any Commitment;

(v)                                 a change to the Borrower;

(vi)                              any provision which expressly requires the consent of all the Lenders;

(vii)                           any amendment to the EKN Documents;

(viii)                        Clause 2.2 (Finance Parties’ rights and obligations), Clause 22 (Changes to the Lenders), Clause 26 (Sharing among the Finance Parties) or this Clause 33,

shall not be made without the prior consent of all the Lenders and EKN.

(b)                              An amendment or waiver which relates to the rights or obligations of the Agents or the Mandated Lead Arranger may not be effected without the consent of the Agents or the Mandated Lead Arranger.

34.                               CONFIDENTIALITY

34.1                        Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 34.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

34.2                        Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                               appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 24.14 (Relationship with the Lenders));

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                              to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; or

(vii)                           who is a Party;

(c)                                  to the Suppliers (to the extent necessary in respect of the Contracts and Utilisations under this Agreement) and EKN (to the extent necessary in connection with the Finance Documents);

(d)                                 to auditors, insurance and reinsurance brokers, insurers and reinsurers to the extent requested by EKN, subject to the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed);

(e)                                  to any person with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(i)                                     in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)                                  in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(iii)                               in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(f)                                   to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (f) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party.

34.3                        Entire agreement

This Clause 34 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

34.4                        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

34.5                        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)                                 of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 34.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 34 (Confidentiality).

34.6                        Continuing obligations

The obligations in this Clause 34 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 (twelve) Months from the earlier of:

(a)                                 the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

35.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36.                               GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

37.                               ARBITRATION

37.1                        Arbitration

Any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”) shall be referred to and finally resolved by arbitration under the Arbitration Rules (the “Rules”) of the LCIA.

37.2                        Procedure for arbitration

(a)                                 The arbitral tribunal shall consist of three arbitrators. The claimant(s), irrespective of number, shall nominate jointly one arbitrator; the respondent(s), irrespective of number, shall nominate jointly the second arbitrator; and a third arbitrator, who shall serve as chairman (who shall be a lawyer currently qualified in England and Wales and be admitted to the Bar of England and Wales), shall be appointed by the LCIA within 15 (fifteen) days of the appointment of the second arbitrator.

(b)                                 In the event the claimant(s) or the respondent(s) shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA within 15 (fifteen) days of such failure. In the event that both the claimant(s) and the respondent(s) fail to nominate an arbitrator within the time limits specified in the Rules, all three arbitrators shall be appointed by the LCIA within 15 (fifteen) days of such failure who shall designate one of them as chairman.

(c)                                  If all the parties to an arbitration so agree, there shall be a sole arbitrator appointed by the LCIA within 15 (fifteen) days of such agreement.

(d)                                 The seat of arbitration shall be London, England and the language of the arbitration shall be English.

37.3                        Provisional remedies

No provision of this Clause shall limit the rights of any Party to seek or obtain any provisional or ancillary remedies from any court of competent jurisdiction before, after, during, or in the absence of any arbitration proceedings.

37.4                        Recourse to courts

The parties exclude the jurisdiction of the courts under Sections 45 and 69 of the Arbitration Act 1996.

37.5                        Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)                                 irrevocably appoints Law Debenture Corporation, located at the date hereof at 5th Floor, 100 Wood Street, London EC2V 7EX, England, as its agent for service of process in relation to any proceedings commenced in accordance with this Agreement; and

(b)                                 agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

37.6                        Waiver of immunity

The Borrower irrevocably agrees that, should any party take any proceedings anywhere (whether for an injunction, specific performance, damages or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from those proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on behalf of it or with respect to its assets, any such immunity being irrevocably waived. The Borrower irrevocably agrees that it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under the Finance Documents.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS

Tranche A Commitment (USD$)
Citibank Europe plc	150,000,000
AB Svensk Exportkredit (publ)	150,000,000
Total:	300,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

1.                                      The Finance Documents

Executed originals of each of this Agreement and each Fee Letter, and copies of the executed the EKN Documents.

2.                                      The Borrower

(a)                                 An original/notarised copy of the extract from the Unified State Register of Legal Entities in respect of the Borrower dated not more than 30 days prior to the date of this Agreement.

(b)                                 A notarised copy of the certificate of state registration of the Borrower issued by the relevant registration authority in accordance with the Federal Law No. 129-FZ of 8 August 2001 On State Registration of Legal Entities and Individual Entrepreneurs.

(c)                                  Notarised copies of the charter of the Borrower and amendments thereto.

(d)                                 Notarised copies of the certificates of registration of the charter of the Borrower and amendments thereto.

(e)                                  A notarised copy of the certificate of registration of the Borrower with the relevant tax authority in the Russian Federation.

(f)                                   Copies certified by an Authorised Signatory of the Borrower of all necessary corporate resolutions of the Borrower approving the entry into, the terms of and transactions contemplated by the Transaction Documents and related documents.

(g)                                  Copies certified by an Authorised Signatory of the Borrower of the resolution and order appointing the chief executive officer of the Borrower.

(h)                                 Notarised copies of the powers of attorney, if applicable, in favour of the signatories of the Borrower authorising the execution of and delivery by them of all the documents and notices as provided in the Transaction Documents and related documents.

(i)                                     A notarised copy or a copy certified by the bank of the most recent banking sample signatures and seal card of the Borrower.

(j)                                    An original confirmation of an Authorised Signatory of the Borrower that, inter alia:

(i)                                     there has been no material adverse change in the financial condition of the Borrower since the date of its most recent financial statements;

(ii)                                  the documents listed above are copies of the current versions of such documents and are in full force and effect;

(iii)                               there has been no amendment to the information contained in the extract from the Unified State Register of Legal Entities listed as item (a) above;

(iv)                              the conclusion and performance of its obligations under the Transaction Documents and related documents does not violate any internal regulations of the Borrower nor any decisions of its management bodies;

(v)                                 there/are there are no parties which are interested (as defined in Article 81 of the Companies Law) in concluding by the Borrower the transaction contemplated in the Transaction Documents and related documents;

(vi)                              the transaction contemplated in the Transaction Documents and related documents constitutes/does not constitute a major transaction for the Borrower (as defined in Article 79 of the Companies Law);

(vii)                           the Borrower is not the subject of natural monopoly activity; and

(viii)                        the Borrower does not fall within the requirements of the Federal Law No. 223-FZ “On procurement of goods, works, services by certain types of legal entities” dated 18 July 2011.

3.                                      Legal opinions

(a)                                 A legal opinion of the Mandated Lead Arranger’s counsel as to matters of English law.

(b)                                 A legal opinion of the Mandated Lead Arranger’s counsel as to matters of Russian law.

(c)                                  A legal opinion of the Mandated Lead Arranger’s counsel as to matters of Swedish law.

4.                                      Other documents and evidence

(a)                                 Evidence that the process agent referred to in Clause 37.5 (Service of process) has accepted its appointment.

(b)                                 The unaudited consolidated financial statements of the Group for the financial year ended 31 December 2012.

(c)                                  The Original Financial Statements.

(d)                                 Certified copy of the balance sheet, prepared under RAS, as of 30 September 2013 for the Borrower showing that Retained Earnings (as defined in Clause 7.5 (Mandatory Prepayment — Retained Earnings and Capital Reduction)) has not fallen below RUR 20,000,000,000.

(e)                                  Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clauses 11 (Fees) and 16 (Costs and expenses) have been paid within ten (10) Business Days of the Signing Date.

(f)                                   Evidence that the Borrower has opened the Borrower’s Onshore Dollar Account and, if required by law, duly notified the competent tax authorities in relation to the opening of the Borrower’s Onshore Dollar Account.

(g)                                  A certified copy of the Loan Passport accepted and duly stamped by the Passport Bank.

(h)                                 A list of all Significant Subsidiaries.

(i)                                     Approvals. Certified copies of all licences, consents and approvals of, and filings and registrations with, any Governmental Authority (including, for the avoidance of doubt, the Swedish authorities), and of all third-party consents and approvals, necessary (if any) in connection with the making and performance by the Borrower of the Transaction Documents (including, without limitation, the approval for the Suppliers’ entry into and performance of the Contracts).

(j)                                    Executed Contracts. An executed copy of each of the Contracts executed by duly authorised representatives of all parties thereto, together with a certificate from the Foreign Supplier confirming that the conditions thereto have been satisfied or waived and each of the Contracts has become unconditional and effective (except for any condition on actual receipt of Loans under this Agreement and on the payment to the Suppliers of the purchase price (other than the Down- Payment)).

(k)                                 The original of the EKN Offer or the EKN Guarantee (whichever is applicable) in terms satisfactory to the EKN Agent which shall be in full force and effect and all conditions to the effectiveness thereof shall have been satisfied.

(l)                                     The Facility Agent shall have received a statement of the names, titles and specimen signatures of the Suppliers’ representatives duly authorised by the Suppliers to sign the Supplier Certificate and other documents to be provided by the Suppliers under this Agreement, accompanied by a certified true copy of the relevant power of attorney.

(m)                             Other Documents. Such other documents as may be reasonably requested by EKN, including, without limitation, any authorisation, consent, approval, licence, exemption, filing, registration or other document, opinion or assurance which EKN considers to be necessary or desirable (the EKN Agent shall notify the Borrower accordingly).

(n)                                 Other than in respect of the first Utilisation to be made pursuant to this Agreement, confirmation that each EKN Guarantee is duly issued and is covering 95% of principal and interest under the relevant Tranche of the Facility on terms satisfactory to the Lenders and is in full force and effect, and confirmation that EKN has issued a notice for payment of EKN Premium in relation to the EKN Guarantee for each Tranche of the Facility.

(o)                                 A certified copy of the Indemnity Letter.

SCHEDULE 3

UTILISATION REQUEST

From:               Mobile TeleSystems Open Joint Stock Company

To:                             [•] as Facility Agent

To:                             [•] as Passport Bank

Dated:

Dear Sirs

Mobile TeleSystems Open Joint Stock Company — EKN Facility Agreement dated [•] 20[•] (the “Agreement”)

1.                                      We refer to:

(a)                                 the Agreement; and

(b)                                 [the Loan Supplement dated [•] 20[•] between, inter alios, the Borrower and the Facility Agent (the “Loan Supplement”).](1)

2.                                      This is a Utilisation Request. Terms defined in the Agreement [including any Loan Supplement](2) have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

3.                                      We kindly request to make the Utilisation on the following terms:

Tranche of Facility: Tranche [A] / [New Tranche [•]]

Currency of the Utilisation: USD

Amount of the Utilisation for [Foreign Goods and Services] [and] [Local Services]: [•]

[Amount of the Utilisation in respect of Premium Utilisation]: [•]](3)

4.                                      The purpose of this Utilisation is to finance the [payment by] [and/or] [reimbursement to] the Borrower of these amounts [to be paid] [and/or] already paid by us to [(i)] the Supplier in respect of Eligible Goods and Services [and (ii) to the Facility Agent for the account of EKN in respect of the [EKN [A] Premium] [EKN New Tranche Premium](4).

(1) Include in respect of a New Tranche only

(2) Include in respect of a New Tranche only

(3) Include in respect of Premium Utilisation only

(4) Include in respect of Premium Utilisation only

(a)                                 [We have paid an amount of USD [•] directly to the Facility Agent in respect of the EKN Premium due in respect of Tranche [A] [New Tranche [•]] in accordance with clause 11.5 (EKN Premium) of the Agreement (the “Premium Amount”)].(5)

(b)                                 We have paid an amount of USD [•] directly to the [Foreign][Local] Supplier in respect of certain Confirmed [Export][Local] Purchase Orders issued pursuant to the [Export][Local] Contract (the “Claimed Amount”). (6)

(c)                                  Attached to this Utilisation Request is a list of invoices relating to the relevant Confirmed [Export][Local] Purchase Orders referred to above, in an [aggregate] amount equal to [the sum of (i)] the amount of the proposed Utilisation (which is equal to the Claimed Amount [plus the Premium Amount](7))[, and (ii) the Down Payment amount referred to in (d) below,](8) and including the invoice number, invoice amount, invoice due date, reference number of the related Confirmed [Export][Local] Purchase Order, specification that the relevant invoice is in respect of [Foreign Goods and Services] [Local Services].

(d)                                 [We hereby also confirm that, in addition to payment of the Claimed Amount to the Foreign Supplier, we have paid to the Foreign Supplier the amount of USD[•], being an amount equal to the Down Payment amount in respect of the Confirmed Export Purchase Orders the subject of this Utilisation Request.](9)

5.                                      The proceeds of this Utilisation shall be credited to the Borrower’s Onshore Dollar Account in accordance with clause 5.5 (Application of the Loans) of the Agreement.

6.                                      We confirm that the Repeating Representations set out in the Agreement are, as of the date hereof, and will be as of the date of such Utilisation, true and correct in all material respects, and no Default or Event of Default has, as of the date hereof, occurred and is continuing or would result from the Utilisation requested under this Utilisation Request.

7.                                      We confirm that:

(a)                                 [the][each] Contract and relevant Confirmed [Export][Local] Purchase Order in respect of which this Utilisation is made has not:

(i)                                     been repudiated, revoked, rescinded or terminated;

(ii)                                  as far as we are aware, ceased to be in full force and effect;

(iii)                               as far as we are aware, ceased to be legal, valid, binding, enforceable or effective; or

(5) Include in respect of Premium Utilisation only

(6) Amend as appropriate for Export and/or Local

(7) Include in respect of Premium Utilisation only

(8) Amend as appropriate for Export and/or Local

(9) Include in respect of Export Contract only

(iv)                              been alleged by a party to it to be ineffective, and

(b)                                 as far as we are aware, it is not, nor has it become, unlawful for the Suppliers or the Borrower to perform their respective obligations under any of the Contracts or the relevant Confirmed [Export][Local] Purchase Order[s];

(c)                                  each condition or requirement specified in clauses 4 (Conditions of Utilisation) and 5 (Utilisation) of the Agreement is satisfied on the date of this Utilisation Request; and

(d)                                 the [Eligible Foreign Goods and Services have been delivered] [Eligible Local Services have been performed] in respect of the Confirmed [Export][Local] Purchase Orders the subject of this Utilisation Request. (10)

8.                                      This Utilisation Request is irrevocable.

9.                                      We certify that the goods and services described in the relevant Supplier’s Certificate and the list of invoices attached thereto are eligible for financing under the Agreement and do not include payment for any increase in the price payable as a result of any adjustment provision, payment for any goods and services that are not eligible for financing or payment of any portion of the Down Payment.

10.                               We hereby certify that the Utilisation requested does not include any amounts which have already been requested under any other Utilisation Request.

Yours faithfully,

Mobile TeleSystems Open Joint Stock Company

By:	By:
Name:		Name:
Title:		Title: Chief Accountant

[seal]

(10) Amend as appropriate for Export and/or Local

SCHEDULE 4

FORM OF SUPPLIER CERTIFICATE

To:                             [•] as Facility Agent

Dated:

Dear Sirs,

Mobile TeleSystems Open Joint Stock Company — EKN Facility Agreement dated [•] 20[•] (the “Agreement”)

We refer to the Agreement and to the

[supply contract no. [•] dated [•] (as amended from time to time) between MTS TeleSystems Open Joint Stock Company and Ericsson AB]

AND/OR

[supply contract ref EAB [•] dated [•] (as amended from time to time) between MTS TeleSystems Open Joint Stock Company and Ericsson AB] [(the “Export Contracts”)]

AND/OR

[[the framework implementation contract no. [•] [[entered into or to be entered into][dated [•]], as the case may be, between MTS TeleSystems Open Joint Stock Company and Ericsson Corporatia AO, as the same may be amended from time to time]

AND/OR

[•] (the “Local Contract”)].

This is a Supplier Certificate.

This Supplier Certificate is issued in the context of purchase orders entered into in the context of the [Foreign][Local] Contract (the “Confirmed [Export] [Local] Purchase Orders”).

1.                                      We have attached hereto a list of the invoices in respect of the Confirmed [Export] [Local] Purchase Orders the subject of the proposed Utilisation confirming for each invoice (i) the invoice number, (ii) the invoice amount (iii) the invoice’s due date for payment, (iv) the reference number of the related Confirmed [Export] [Local] Purchase Orders, and (v) that the invoice is in respect of [Foreign Goods and Services]/[Local Services].

2.                                      We hereby confirm that:

(a)                                 [Ericsson AB have invoiced the Borrower for an amount of USD [•] in respect of the Confirmed Export Purchase Orders and we have received payment in cleared funds in the amounts of (i) [insert amount in words] (USD[•]) which is equal to 85% of the invoiced amount in respect of the Confirmed Export

Purchase Orders (the “Paid Amount”), and (ii) [insert amount in words] (USD[•]) which is equal to 15% of the invoiced amount in respect of the Confirmed Export Purchase Orders (the “Down Payment Amount”)]

OR

[Ericsson Corporatia AO have invoiced the Borrower for an amount of [•] in respect of the Confirmed Local Purchase Orders and we have received payment in Russian Rubles which is an equivalent of [insert amount in words] (USD[•]) and which is equal to 100% of the invoiced amount in respect of the Confirmed Local Purchase Orders;]

(b)                                 the amount of USD [•] is to be paid to the Borrower in accordance with the Utilisation Request the subject of this Supplier Certificate.

(c)                                  neither the [Export] [Local] Contract nor [any][the] relevant Confirmed [Export][Local] Purchase Order has:

(i)                                     been repudiated, revoked, rescinded or terminated;

(ii)                                  as far as we are aware, ceased to be in full force and effect;

(iii)                               as far as we are aware, ceased to be legal, valid, binding, enforceable or effective; or

(iv)                              been alleged by a party to it to be ineffective;

(d)                                 as far as we are aware, it is not, nor has it become, unlawful for us to perform our respective obligations under the [Export] [Local] Contract and the relevant Confirmed [Export][Local] Purchase Order[s];

(e)                                  all information given by us to EKN in connection with the invoices is true and correct in all material aspects as at the date when such information is presented to us;

(f)                                   the [Paid Amount][amount] set forth in paragraph 2(a) above is eligible for financing under the Agreement; and

(g)                                  the [Eligible Foreign Goods and Services have been delivered] [Eligible Local Services have been performed] in respect of the Confirmed [Export][Local] Purchase Orders the subject of this Supplier’s Certificate.

Yours faithfully,

[ERICSSON AB, SWEDEN](11)[ ERICSSON CORPORATIA AO](12)

By:		By:
	Name:		Name:
	Title:		Title:

[seal]

(11) when this Supplier Certificate relates to Export Contract

(12) when this Supplier Certificate relates to Local Contracts

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:                             [•] as Facility Agent

From:               [•] (the “Existing Lender”) and [•] (the “New Lender”)

Dated:

Mobile TeleSystems Open Joint Stock Company — EKN Facility Agreement dated [•] 20[•] (the “Agreement”)

1.                                      We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                      We refer to Clause 22.5 (Procedure for transfer):

(a)                                 The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 22.5 (Procedure for transfer).

(b)                                 The proposed Transfer Date is [•].

(c)                                  The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) are set out in the Schedule.

3.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in of Clause 22.4 (Limitation of responsibility of Existing Lenders).

4.                                      The New Lender confirms, for the benefit of the Facility Agent and without liability to the Borrower, that it is:

(a)                                 [a Qualifying Lender;]

(b)                                 [not a Qualifying Lender].(13)

5.                                      This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.                                      This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

(13) Delete as applicable — each new Lender is required to confirm which of these two categories it falls within.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

[•]

By:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:                             [•] as Facility Agent

From:               Mobile TeleSystems Open Joint Stock Company

Dated:

Dear Sirs

Mobile TeleSystems Open Joint Stock Company — EKN Facility Agreement dated [•] 20[•] (the “Agreement”)

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

1.                                      [We confirm that no Default is continuing.]*

2.                                      We confirm that the ratio of Total Debt as at the end of the Relevant Period ending on [•] to OIBDA in respect of such Relevant Period was [•].*

3.                                      We confirm that the ratio of OIBDA to Interest Expense for the Relevant Period ending on [•] was [•].

4.                                      We confirm that Retained Earnings as at the end of the Relevant Period ending on [•] was [•].

Mobile TeleSystems Open Joint Stock Company

By:		By:
	Name:		Name:
	Title:		Title: Chief Accountant

[seal]

*                 If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 7

FORM OF NEW TRANCHE NOTICE

To:                             [•] as Facility Agent

From:               Mobile TeleSystems Open Joint Stock Company

Dated:

Dear Sirs

Mobile TeleSystems Open Joint Stock Company — EKN Facility Agreement dated [•] 20[•] (the “Agreement”)

1.                                      We refer to the Agreement. This is a New Tranche Notice. Terms defined in the Agreement have the same meaning in this New Tranche Notice unless given a different meaning in this New Tranche Notice.

2.                                      We hereby propose that the Lenders participate in the funding of a New Tranche on the following commercial terms:

(a)                                 proposed New Tranche amount: [•]

(b)                                 proposed New Tranche designation: New Tranche [•]

(c)                                  proposed New Tranche availability period: [•]

(d)                                 proposed New Tranche maturity date: [•]

(e)                                  proposed New Tranche margin: [•]

(f)                                   [other terms]

3.                                        This New Tranche Notice and any non-contractual obligations arising from or in connection with it are governed by English law.

Yours faithfully,

Mobile TeleSystems Open Joint Stock Company

By:		By:
	Name:		Name:
	Title:		Title: Chief Accountant

[seal]

SCHEDULE 8

FORM OF LOAN SUPPLEMENT

THIS LOAN SUPPLEMENT IN RELATION TO NEW TRANCHE [•] (this “Loan Supplement”) is dated [•] and made between:

(1)                                 MOBILE TELESYSTEMS OPEN JOINT STOCK COMPANY, an open joint stock company established and existing under the laws of the Russian Federation and having its registered address at 4 Marksistskaya Street, 109147 Moscow, Russian Federation, as borrower (the “Borrower”);

(2)                                 CITIBANK EUROPE PLC, as mandated lead arranger (the “Mandated Lead Arranger”);

(3)                                 THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders) as lenders (the “Lenders”);

(4)                                 CITIBANK INTERNATIONAL PLC, as agent of the other Finance Parties and (the “Facility Agent”);

(5)                                 CITIBANK INTERNATIONAL PLC, as EKN agent (the “EKN Agent”).

RECITALS:

(A)                               The Borrower, the Mandated Lead Arranger, the Lenders, the Facility Agent and the EKN Agent are party to a loan agreement dated [•] 20[•] (the “Loan Agreement”), pursuant to which the Lenders have agreed to make available to the Borrower an export credit facility on and subject to the terms of the Loan Agreement.

(B)                               Pursuant to the Loan Agreement and the new tranche notice dated [•] 20[•] (the “New Tranche Notice”) from the Borrower to the Facility Agent, the Lenders have agreed to fund a New Tranche on the terms and conditions set forth in this Loan Supplement.

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

Unless otherwise defined in this Loan Supplement, terms and expressions defined in the Loan Agreement shall have the meanings in this Loan Supplement. In Addition, in relation to the New Tranche [•] made available to the Borrower by the Lenders under this Loan Supplement:

“Availability Period” means, in relation to New Tranche [•], for the purposes of sub-clause (b) of the definition of Availability Period in the Loan Agreement, the period from and including the date of this Loan Supplement to [date to be completed].

“EKN New Tranche Premium” means, in relation to New Tranche [•], for the purposes of the definition of EKN New Tranche Premium in the Loan Agreement,

subject always to (and as may be adjusted by) the issue of any Definitive EKN Premium Invoice, the estimated amount of [•] Dollars (USD[•]), calculated on the basis of the premium rate indicated by EKN in the EKN Offer, being 100% of the premium payable to EKN by the Lenders on behalf of the Borrower, in respect of New Tranche [•] for the EKN Guarantee.

“EKN Offer” means, in relation to New Tranche [•], for the purposes of sub-clause (b) of the definition of EKN Offer in the Loan Agreement, the offer with reference number [•], together with any amendments and/or extensions thereto, made by EKN to the EKN Agent dated on or prior to the date of this Loan Supplement to provide the EKN Guarantee in connection with this Loan Supplement.

“Eligible Foreign Goods and Services” means, in relation to New Tranche [•], for the purposes of sub-clause (b) of the definition of Eligible Foreign Goods and Services in the Loan Agreement, the Foreign Goods and Services Provided under the Export Contracts up to an aggregate amount of [•] Dollars (USD[•]), being 85% of the Export Contracts Amount of those Foreign Goods and Services under the Export Contracts.

“Eligible Local Services” means, in relation to New Tranche [•], for the purposes of sub-clause (b) of the definition of Eligible Local Services in the Loan Agreement, the Local Services provided under the Local contracts up to an aggregate amount equal to 30% of the Export Contracts Amount, however not exceeding [•] Dollars (USD[•]).

“Estimated Mean Commissioning Date” means, in relation to New Tranche [•], for the purposes of sub-clause (b) of the definition of Estimated Mean Commissioning Date in the Loan Agreement, [specify date].

“Export Contracts” means, in relation to New Tranche [•], for the purposes of sub-clause (b) of the definition of Export Contracts in the Loan Agreement:

(a)                                 [•],

in each case together with the relevant Confirmed Export Purchase Order, and as supplemented and amended from time to time (and each an “Export Contract”).

“Export Contracts Amount” means, in relation to New Tranche [•], for the purposes of sub-clause (b) of the definition of Export Contracts Amount in the Loan Agreement, [•] Dollars (USD[•]).

“Final Maturity Date” means, in relation to New Tranche [•], for the purposes of sub-clause (b) of the definition of Final Maturity Date in the Loan Agreement, the [•] [anniversary] of the Starting Point for Repayment for New Tranche [•].

“First Repayment Date” means, in relation to New Tranche [•], for the purposes of (b)of the definition of First Repayment Date in the Loan Agreement, the earlier of [the date falling six (6) Months after the Starting Point for Repayment for New Tranche [•]] and [specify date].

“Local Contracts” means, in relation to New Tranche [•], for the purposes of sub-clause (b) of the definition of Local Contracts in the Loan Agreement:

(a)                                 [•],

in each case together with the relevant Confirmed Local Purchase Order, and as supplemented and amended from time to time (and each a “Local Contract”).

“Margin” means, in relation to New Tranche [•], for the purposes of sub-clause (b) of the definition of Margin in the Loan Agreement, [•] per cent. ([•]%) per annum.

“New Tranche [•]” means the New Tranche made available by the Lenders to the Borrower pursuant to the Loan Agreement and the terms of this Loan Supplement.

“New Tranche Delivery Period” means, in relation to New Tranche [•], for the purposes of the definition of New Tranche Delivery Period in the Loan Agreement, the period between [specify date] and [specify date].

“Party” means a party to this Loan Supplement.

1.2                               Construction and incorporation of the Loan Agreement

1.2.1                      This Loan Supplement constitutes a “Loan Supplement” referred to in the Loan Agreement and shall be construed in conjunction with the Loan Agreement.

1.2.2                      The provisions of clauses 1.2 (Construction) and 1.3 (Third party rights) of the Loan Agreement apply to this Loan Supplement as if set out in this Loan Supplement in full, save that references therein to “this Agreement” shall be construed as references to this Loan Supplement.

2.                                      NEW TRANCHE

Subject to the terms of the Loan Agreement and the EKN Documents for the New Tranche provided under this Loan Supplement, the Lenders agree to make available to the Borrower a New Tranche in an aggregate maximum amount equal to the Total New Tranche Commitment.

3.                                      PURPOSE

The Borrower shall apply all amounts borrowed by it under New Tranche [•] as follows:

(a)                                 up to [•] (USD[•]) in reimbursement to the Borrower of payments previously made by the Borrower to the Suppliers or payment by the Borrower to the Suppliers in relation to deliveries of Eligible Foreign Goods and Services estimated to take place during the New Tranche Delivery Period for New Tranche [•], and/or any Eligible Local Services relating thereto; and

(b)                                 up to [•] Dollars (USD[•]), in reimbursement to the Borrower of payments previously made by the Borrower to the Facility Agent or payment by the Borrower to the Facility Agent for the account of EKN in respect of the EKN New Tranche Premium for New Tranche [•].

4.                                      REPAYMENT

The Borrower shall repay the Loans made to it under this Loan Supplement in accordance with this Clause 4 (Repayment).

(a)                                 On the First Repayment Date to occur in respect of New Tranche [•], the Borrower shall repay an amount equal to [•] of the Total New Tranche Commitment for New Tranche [•] (such amount the “First New Tranche [•] Repayment Amount”).

(b)                                 The Borrower shall repay the remaining principal amount outstanding in respect of the Loans for New Tranche [•] in [•] equal and consecutive semiannual instalments to be made on each subsequent Repayment Date to occur after the First Repayment Date to occur in respect of New Tranche [•], by repaying an amount equal to [•] of the New Tranche [•] Outstanding Amount. For the purposes of this paragraph (b), “New Tranche [•] Outstanding Amount” means the aggregate amount of all Loans for New Tranche [•] less an amount equal to the First New Tranche [•] Repayment Amount.

Within ten (10) Business Days after the last day of the Availability Period for New Tranche [•], the Facility Agent will send to the Borrower with a copy to the Lenders, a repayment schedule for the remaining principal amount of the relevant Loans outstanding and an estimate of the interest payments to be made during each remaining Interest Period in respect of the Loans outstanding.

Any amount outstanding on the Final Maturity Date for New Tranche [•] shall be repaid in full on that date.

5.                                      INTEREST

The rate of interest on each Loan for New Tranche [•] for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                 Margin; and

(b)                                 LIBOR.

6.                                      [FURTHER CONDITIONS PRECEDENT AND DOCUMENTS REQUIRED]

The Lenders will only be obliged to make their respective participations in New Tranche [•] available if, on the date of the relevant Utilisation Request and on the proposed Utilisation Date:

(a)                                 the Facility Agent shall have received the EKN Offer and/or the EKN Guarantee (whichever is applicable) in terms satisfactory to the EKN Agent, which shall be in full force and effect and all conditions to the effectiveness thereof shall have been satisfied;

(b)                                 [Finance Parties to specify].

7.                                      FEES

For the purposes of clause 11.3 (New Tranche fees) of the Loan Agreement, the Borrower shall pay the following fees:

(a)                                 [•].

8.                                      NOTICES

Any notice, request or other communication to be given or made under this Loan Supplement shall be given in accordance with clause 29 (Notices) of the Loan Agreement.

9.                                      COUNTERPARTS

This Loan Supplement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Loan Supplement.

10.                               GOVERNING LAW

This Loan Supplement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.                               ARBITRATION

The provisions of clause 37 (Arbitration) of the Loan Agreement apply to this Loan Supplement as if set out in this Loan Supplement in full, save that any references therein to “this Agreement” shall be construed as references to this Loan Supplement.

This Loan Supplement has been entered into on the date stated at the beginning of this Loan Supplement.

SCHEDULE 1 TO LOAN SUPPLEMENT

Lenders and New Tranche Commitments

New Tranche Commitment for New
Lender	Tranche [•] (USD)
[•]	[•]
[•]	[•]
Total New Tranche Commitment for New Tranche [•]:	[•]

SIGNATURE PAGE FOR LOAN SUPPLEMENT (TRANCHE [•])

The Borrower

[•]

The Mandated Lead Arranger

[•]

The Original Lenders

[•]

The Facility Agent

[•]

The EKN Agent

[•]

SCHEDULE 9

FORM OF INDEMNITY LETTER

From:                                                               Ericsson AB (“Ericsson”)

To:                                                                             Citibank Europe Plc as mandated lead arranger (the “Mandated Lead Arranger”)

Citibank International Plc as facility agent (the “Facility Agent”)

Citibank International Plc as EKN agent (the “EKN Agent”)

Lenders (as defined below)

Dated:                                                           [•]

Dear Sirs,

We refer to USD 300,000,000 EKN supported facility agreement (the “Facility Agreement”) dated [•], made between Mobile Telesystems Open Joint Stock Company as borrower (the “Borrower”), the Mandated Lead Arranger, the Facility Agent, the EKN Agent and the entities named therein as lenders (the “Lenders”).

Capitalised terms used by not defined in this letter shall have the respective meanings given to them in the Facility Agreement. The rules of construction set forth in clause 1.2 (Construction) of the Facility Agreement shall apply to this letter as if set out herein in full, save that references to “this Agreement” shall be construed as references to this letter.

The cover extended to the Lenders from Exportkreditnämnden (“EKN”) consists of the EKN Offer and/or the EKN Guarantee (as the context may require), each hereinafter referred to as the “EKN Support”.

By countersigning this letter agreement the EKN Agent (on behalf of the Finance Parties) agrees as follows:

1.                                      If EKN fails to perform its obligations under the EKN Support due to any action or omission of Ericsson or any of its subcontractors or partners in respect of the supplies covered by the EKN Support, Ericsson shall, within 10 Business Days of a demand by the EKN Agent, immediately indemnify and hold harmless each Finance Party against any documented cost or expense, resulting from such failure.

2.                                      If, with reference to the EKN General Conditions, EKN does not honour a claim from the EKN Agent or any other Finance Party for amounts covered by the EKN Support, as a result of any misrepresentation or non-compliance by Ericsson, then Ericsson shall indemnify each Finance Party for any shortfall between (i) the amounts (if any) actually paid by EKN to such Finance Party pursuant to the EKN Support, and (ii) the amounts (including, without limitation any principal, interest, default interest, expense or otherwise) that would have been payable by EKN to such Finance Party pursuant to the EKN Support had such misrepresentation or non-compliance not been committed by Ericsson, provided, however, that such amount to be paid by Ericsson shall never exceed the maximum amount that would have been payable by EKN to such Finance Party under the EKN Support. In the event that EKN subsequently indemnifies a Finance Party in accordance with the terms of the EKN Support, then such Finance Party shall reimburse Ericsson for any corresponding payment previously made by Ericsson to such Finance Party pursuant to this paragraph 2; the relevant Finance Party shall pay such reimbursement to Ericsson within three (3) Business Days of receipt from Ericsson of a written request for such reimbursement together with the relevant payment details.

3.                                      Following any payment by Ericsson pursuant to paragraph 1 and/or 2 above (as the context may require), Ericsson shall have the right to require the relevant Finance Party to assign to Ericsson (at Ericsson’s cost) the corresponding amount of such Finance Party’s claim against EKN under the EKN Support, subject always to prior written consent of EKN. In the event that EKN does not consent to such an assignment, or it is otherwise not possible for Ericsson to make a claim against EKN, the relevant Finance Party and Ericsson shall consult in good faith (for a period not exceeding [•] days) as to any action to be taken by either of them in connection with the pursuit of such claim against EKN, provided always that any such consultation and agreed course of action (if any) shall be at the sole cost and expense of Ericsson and Ericsson shall indemnify such Finance Party against all losses, claims, actions, costs and expenses arising from or in connection with the pursuit of such a claim.

4.                                      All payments to be made by Ericsson hereunder will be made to the EKN Agent (for the account of the relevant Finance Party), as directed by the EKN Agent, and free of any taxes or withholdings whatsoever (whether now existing or hereafter arising).

5.                                      Ericsson shall not amend or vary (or permit any amendment or variation to) any Contract, any Confirmed Export Purchase Order or any Confirmed Local Purchase Order if such an amendment or variation would affect in any the existence, validity and binding nature of the EKN Support and/or any Finance Party’s rights in relation to the same.

6.                                      Ericsson represents and warrants that all information provided by Ericsson to EKN in connection with any Contract, the EKN Support and any other EKN Documents is true and correct as of the date presented.

7.                                      This letter agreement and all matters arising from or connected with it are governed by and are to be construed in accordance with Swedish law.

Yours faithfully,

ERICSSON AB

By:	By:

Name:	Name:

Acknowledged and agreed by the EKN Agent for and on behalf of the Finance Parties

[Citibank International Plc]

By:

Name:

SCHEDULE 10

(EBRD’S DEFINITIONS AND GUIDELINES FOR PRIVATE SECTOR

OPERATIONS (FRAUD AND CORRUPTION)

Fraud and corruption - definitions and guidelines for private sector operations

The purpose of these guidelines is to clarify the meaning of the terms “Corrupt Practices”, “Fraudulent Practices”, “Coercive Practices,” and “Collusive Practices” in the context of the EBRD’s non-sovereign operations in favour of private sector projects.

Corrupt practices

“Corrupt Practice” means the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party. In implementing this definition, the EBRD will be guided by the following principles:

(a)                                 The conduct in question must involve the use of improper means (such as bribery or kickbacks) by someone to induce another person to act or to refrain from acting in the exercise of his duties, in order to obtain or retain business, or to obtain an undue advantage. Antitrust, securities and other violations of law that are not of this nature fall outside of the definition of corrupt practices but may still be scrutinised under alternative procedures.

(b)                                 It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project. Similarly, investors are often required or expected to make contributions to bona fide local charities. These practices are not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payer’s books and records. Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions.

(c)                                  In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally-accepted industry standards shall not constitute corrupt practices unless the action violates applicable law.

(d)                                 Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices.

(e)                                  The EBRD does not condone facilitation payments, whether they are criminalised or not. Such payments, which are illegal in most countries, are dealt with in accordance with relevant local laws and international conventions.

Fraudulent practices

“Fraudulent Practice” means any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial benefit or to avoid an obligation. In implementing this definition, the EBRD will be guided by the following principles:

(a)                                 An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false. Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice”.

(b)                                 Fraudulent Practices are intended to cover actions or omissions that are directed to or against the EBRD. The expression also covers Fraudulent Practices directed to or against an EBRD member country in connection with the award or implementation of a government contract or concession in a project financed by the EBRD. Frauds on, or other illegal behaviour directed against, other third parties are not condoned. Such behaviour may represent an impediment to doing business with EBRD.

Coercive practices

“Coercive Practice” means impairing or harming, or threatening to impair or harm directly or indirectly, any party or the property of the party to influence improperly the actions of a party. In implementing this definition, the EBRD will be guided by the following principles:

(a)                                 Coercive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

(b)                                 Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation. It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation in such implementation.

Collusive practices

“Collusive Practice” means an arrangement between two or more parties designed to achieve an improper purpose, including influencing improperly the actions of another party. In implementing this definition, the EBRD will be guided by the principle that Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

General

In implementing the foregoing definitions, the EBRD will be guided by the principle that a person should not be liable for actions taken by unrelated third parties unless that person has participated in the prohibited act in question.

SIGNATURE PAGE - EKN SUPPORTED FACILITY AGREEMENT

The Borrower

MOBILE TELESYSTEMS OPEN JOINT STOCK COMPANY

Andrey Dubovskov	Alexey Dvoretskih
President and Chief Executive Officer	Chief Accountant

SIGNATURE PAGE - EKN SUPPORTED FACILITY AGREEMENT

The Mandated Lead Arranger

CITIBNAK EUROPE PLC

SIGNATURE PAGE - EKN SUPPORTED FACILITY AGREEMENT

The Original Lenders

CITIBANK EUROPE PLC

AB SVENSK EXPORTKREDIT (PUBL)

SIGNATURE PAGE - EKN SUPPORTED FACILITY AGREEMENT

The Facility Agent

CITIBANK INTERNATIONAL PLC

Address:	European Loans Agency, EMEA
Citibank International Plc
5th Floor, CGC2
Canary Wharf
London, E14 5LB

Attention:	Jeremy Hayes

Fax: +44 (0) 208 636 3824
Email: jeremy.hayes@citi.com; kara.catt@citi.com

SIGNATURE PAGE - EKN SUPPORTED FACILITY AGREEMENT

The EKN Agent

CITIBANK INTERNATIONAL PLC

Address:	European Loans Agency, EMEA
Citibank International Plc
5th Floor, CGC2
Canary Wharf
London, E14 5LB

Attention:	Jeremy Hayes

Fax: +44 (0) 208 636 3824
Email: jeremy.hayes@citi.com; kara.catt@citi.com